Exhibit 10.55

CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT MARKED WITH [***] HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 OF THE SECURITIES EXCHANGE ACT, AS AMENDED.

EXECUTION COPY

LICENSE AND ASSET PURCHASE AGREEMENT
DATED AS OF NOVEMBER 16, 2015
BETWEEN
SPECTRUM PHARMACEUTICALS CAYMAN, L.P.
AND
MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

i

(continued)

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(continued)

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(continued)

		14.10	Disclaimer	69
15	.	TAX MATTERS		69
		15.1	Certain Taxes and Fees	69
		15.2	Tax Record Retention; Cooperation on Tax Matters	69
		15.3	Apportionment of Ad Valorem Taxes	69
		15.4	Assignment of Agreement	70
16	.	MISCELLANEOUS		70
		16.1	Notices	70
		16.2	Succession and Assignment	71
		16.3	Amendments and Waivers	72
		16.4	Entire Agreement	72
		16.5	Counterparts	72
		16.6	Severability	72
		16.7	Headings	72
		16.8	Construction	72
		16.9	Governing Law	73
		16.10	Dispute Resolution	73
		16.11	Arbitration	74
		16.12	Jurisdiction; Venue; Service of Process	76
		16.13	Specific Performance	76
		16.14	Waiver of Jury Trial	77
		16.15	Certain Rules of Construction	77
		16.16	Third Party Beneficiaries	77

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

SCHEDULES
Schedule 1A – Spectrum’s Knowledge
Schedule 1B – Business Domain Names
Schedule 1C – Business-Specific Licensed Patents
Schedule 1D – Business-Specific Licensed Trademarks
Schedule 1E – Shared Licensed Patents
Schedule 3.1(c) – Transferred Contracts
Schedule 3.2(f) – Excluded Rights, Claims, Etc.
Schedule 3.3(d) – Assumed Volume Credits and Obligations
Schedule 3.6 – Consents
Schedule 4.1 – Purchase Price
Schedule 4.4.2 – Exchange Rate
Schedule 6.2.1 – Bank Accounts
Schedule 7.3 – Authorization of Governmental Authorities (Spectrum)
Schedule 7.4 – Noncontravention (Spectrum)
Schedule 7.8 – Financial Information
Schedule 7.9.1 – Absence of Certain Developments
Schedule 7.10 – Assets
Schedule 7.14.1 – Business Domain Names
Schedule 7.14.2 – Licensed IP
Schedule 7.14.6 – Validity and Enforcement
Schedule 7.14.8 – Orders
Schedule 7.14.11 – Infringement and Misappropriation
Schedule 7.14.12 – Royalties
Schedule 7.14.13 – Litigation
Schedule 7.15.2 – Permits
Schedule 7.15.3 – Regulatory and Related Matters
Schedule 7.16 – Clinical Investigations
Schedule 7.17 – Regulatory Filings
Schedule 7.18 – Safety and Efficacy
Schedule 7.19 – Material Transferred Contracts
Schedule 7.22 – Litigation; Governmental Orders
Schedule 7.26.3 – Audits, Examinations or Legal Proceedings
Schedule 7.26.5 – Tax Encumbrances
Schedule 7.27 – Liabilities
Schedule 8.3 – Authorization of Governmental Authorities (Purchaser)
Schedule 8.4 – Noncontravention (Purchaser)
Schedule 9.11 – Joint Contracts
Schedule 11.7 – Consents
Schedule 14.3A – Time for Claims (Spectrum)
Schedule 14.3B – Time for Claims (Purchaser)

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

- v -

LICENSE AND ASSET PURCHASE AGREEMENT
This License and Asset Purchase Agreement, dated as November 16, 2015 (the “Effective Date”) (as amended or otherwise modified, the “Agreement”), is between Spectrum Pharmaceuticals Cayman, L.P., an Exempted Limited Partnership organized under the laws of the Cayman Islands (“Spectrum”) and Mundipharma International Corporation Limited, a Bermuda corporation (“Purchaser”).
RECITALS
WHEREAS, pursuant to that certain License and Asset Purchase Agreement, dated January 23, 2012 (“Bayer Agreement”), Spectrum licensed certain assets of the Bayer Business (as defined herein) and acquired certain other assets of the Bayer Business;
WHEREAS, Spectrum wishes to license certain rights of the Licensed Business (as defined herein) and to sell certain other assets of the Licensed Business, and Purchaser wishes to license certain assets of the Licensed Business and to acquire certain assets from Spectrum, as specified herein, which relate to the Licensed Business, all on the terms and conditions set forth in this Agreement; and
WHEREAS, the parties also intend to execute and deliver other agreements contemporaneously with the Closing, which will further the intent of the parties that Spectrum shall license certain assets and sell certain assets and Purchaser shall license certain assets and acquire certain assets.
AGREEMENT
NOW THEREFORE, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, Purchaser and Spectrum hereby agree as follows:

1.	DEFINITIONS.
As used herein, the following terms will have the following meanings:
“AAA Rules” is defined in Section 16.11(i).
“Acquired Assets” is defined in Section 3.1.
“Action” means any claim, action, cause of action, chose in action or suit (whether in contract or tort or otherwise), litigation (whether at law or in equity, whether civil or criminal), controversy, assessment, arbitration, examination, audit, investigation, hearing, charge, complaint, demand, notice or proceeding to, from, by or before any Governmental Authority or arbitrator(s).
“Adjusted Expiration Date” is defined in Section 9.9.4(a).

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Affiliate” means, (i) with respect to either Spectrum or Purchaser, any person, firm, trust, corporation, partnership or other entity or combination thereof that directly or indirectly controls, is controlled by or is under common control with such party; the term “control” (including, with correlative meaning, the terms “controlled by” or “under common control with”) meaning direct or indirect ownership of fifty percent (50%) or more, including ownership by trusts with substantially the same beneficial interests, of the voting and equity rights of such person, firm, trust, corporation, partnership or other entity or combination thereof, or the power to direct the management of such person, firm, trust, corporation, partnership or other entity or combination thereof, and (ii) with respect to Bayer or any Person other than Spectrum or Purchaser, such meaning as set forth in the Bayer Agreement.
“Agreement” is defined in the Preamble.
“Agreement Year” shall mean a twelve (12) month period from the Closing Date and each anniversary thereof.
“Allocation Schedule” is defined in Section 4.6(i).
“Ancillary Agreements” means the Supply Agreement and Pharmacovigilance Agreement.
“Apportioned Taxes” is defined in Section 15.3(i).
“Assumed Liabilities” is defined in Section 3.3.
“Auditing Party” is defined in Section 4.5.
“Average Age” is defined in Section 9.9.4(a).
“Bayer” means Bayer Pharma AG.
“Bayer Agreement” is defined in the Recitals.
“Bayer Business” means the Business conducted by Bayer and its Affiliates in the Territory and transferred to Spectrum pursuant to the Bayer Agreement.
“Biogen Agreement” means that certain Amended and Restated License Agreement between Biogen Idec (f/k/a IDEC Pharmaceuticals Corporation) and Bayer (f/k/a Schering Aktiengesellschaft) dated as of January 16, 2012.
“Biogen Trademark Agreement” means that certain Trademark License Agreement between Biogen Idec and Spectrum.
“Biogen Idec” means Biogen Idec Inc.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Biogen IP” means intellectual property controlled by Biogen Idec and licensed by Biogen Idec to Bayer pursuant to the Biogen Agreement as set forth on schedules to the Biogen Agreement and to Spectrum pursuant to the Biogen Trademark Agreement.
“Books and Records” means all customer, distributor, supplier and mailing lists, drawings, notebooks, specifications and creative materials in the possession or Control of Spectrum and exclusively related to the Licensed Business, whether written or electronically stored or however otherwise recorded, maintained or stored, including all regulatory files (together with all correspondence associated with such regulatory files), copies of the approved label components to the extent available, all labeling decision documents, and each Licensed Product’s safety database, marketing materials, customer master files, sales records for each product by account, written and electronic training manuals and modules, speaker slide kits, sales/demand forecasts, and all files and written correspondence exclusively related to the Licensed Business other than Excluded Books and Records.
“Business” means the commercialization of the Licensed Products.
“Business Day” means any weekday other than a weekday on which banks in New York, New York are authorized or required to be closed.
“Business Domain Names” means the internet domain names exclusively relating to the Licensed Business, including those listed as of the Closing on Schedule 7.14.1.
“Business-Specific Licensed Copyrights” means all works of authorship (including advertising, marketing and promotional materials, artwork, labeling, and other works of authorship), and all copyrights, moral rights and other rights and interests thereto throughout the Licensed Territory, whether or not registered, that are Controlled by Spectrum or any of its Affiliates, that are exclusively related to the Licensed Products and that are used exclusively in, had been used exclusively in and are currently exclusive to, or were developed exclusively for and are currently exclusive to, the Licensed Business.
“Business-Specific Licensed IP” means the Business-Specific Licensed Copyrights, Business-Specific Licensed Know-How, Business-Specific Licensed Patents and Business-Specific Licensed Trademarks.
“Business-Specific Licensed Know-How” means Know-How Controlled by Spectrum or any of its Affiliates that (1) is exclusively related to the inventions claimed in the Business-Specific Licensed Patents or (2) is exclusively related to the Licensed Products and is used exclusively in, had been used exclusively in and is currently exclusive to, the Licensed Business, or (3) is exclusively related to the Licensed Products and was developed exclusively for and is currently exclusive to the Licensed Products.
“Business-Specific Licensed Patents” means any Patent Rights Controlled by Spectrum or its Affiliates that are exclusively related to the Licensed Products and claim inventions that are used exclusively in, had been used exclusively in and are currently exclusive to, or were

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

developed exclusively for and are currently exclusive to, the Licensed Business. The Business-Specific Licensed Patents include those Patent Rights set forth on Schedule 1C.
“Business-Specific Licensed Trademarks” means the trademarks and service marks, the goodwill associated therewith, and all registrations and applications relating thereto, that are Controlled by Spectrum or any of its Affiliates, and are exclusively related to the Licensed Products and that are used exclusively in, had been used exclusively in and are currently exclusive to, or were developed exclusively for and are currently exclusive to, the Licensed Business. The Business-Specific Licensed Trademarks include those trademarks set forth on Schedule 1D.
“Chargeback Liability Shift Date” is defined in Section 9.9.2.
“CIS Countries” means Armenia, Azerbaijan, Belarus, Georgia, Kazakhstan, Kyrgyzstan, Moldova, Turkmenistan, Tajikistan, Ukraine and Uzbekistan.
“Claim” is defined in Section 16.10(i).
“Closing” is defined in Section 6.1.
“Closing Date” means the date on which the Closing actually occurs, which the parties agree shall be the Effective Date.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Confidential Disclosure Agreement” means that certain mutual Confidentiality Agreement between Spectrum Pharmaceuticals, Inc. and Mundipharma International Limited dated as of April 13, 2012.
“Confidential Information” is defined in Section 9.5.2(a).
“Consideration” is defined in Section 4.6(i).
“Contemplated Transactions” means, collectively, the transactions contemplated by this Agreement, including (a) the licenses of the Licensed IP, the sale of the Acquired Assets and the assignment and assumption of the Assumed Liabilities and (b) the execution, delivery and performance of the Ancillary Agreements.
“Contractual Obligation” means, with respect to any Person, any contract, agreement, plan, mortgage, lease, license, commitment, promise, undertaking, arrangement or understanding, whether written or oral and whether express or implied, or other document or instrument to which or by which such Person is a party or otherwise subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound.
“Control” or “Controlled” means, with respect to any Intellectual Property right, possession by a party (including its Affiliates) of the right (whether by ownership, license or

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

otherwise) to grant to another party a license or a sublicense under such Intellectual Property right without violating the terms of any agreement or other arrangement with any third party.
“Days of Channel Inventory” is defined in Section 9.9.1.
“Designated Countries” means [***].
“Disclosed Contract” is defined in Section 7.20.
“Dispute Escalation Notice” is defined in Section 16.10(ii).
“Effective Date” is defined in the Preamble.
“EMA” means the European Medicines Agency or any successor agency thereto.
“Encumbrance” means any charge, claim, condition, equitable interest, lien, license, option, pledge, security interest, mortgage, right of way, easement, encroachment, servitude, right of first offer or first refusal, buy/sell agreement and any other restriction or covenant with respect to, or condition governing the use, construction, voting (in the case of any security or equity interest), transfer, receipt of income or exercise of any other attribute of ownership.
“Enforceable” means, with respect to any Contractual Obligation stated to be “Enforceable” by or against any Person, that such Contractual Obligation is a legal, valid and binding obligation of such Person enforceable by or against such Person in accordance with its terms, except to the extent that enforcement of the rights and remedies created thereby is subject to bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and to general principles of equity (regardless of whether enforceability is considered in a proceeding in equity or at law).
“European Countries” means Austria, Belgium, Bulgaria, the CIS Countries, Croatia, Cyprus, the Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Iceland, Ireland, Italy, Latvia, Liechtenstein, Lithuania, Luxembourg, Macedonia, Malta, Monaco, Montenegro, the Netherlands, Norway, Poland, Portugal, Romania, Russia, Serbia, Slovakia, Slovenia, Spain, Sweden, Switzerland and the United Kingdom.
“Excluded Assets” are defined in Section 3.2.
“Excluded Books and Records” means (i) all Books and Records prepared in connection with or related to the negotiation of the transactions contemplated by this Agreement and the Ancillary Agreements, (ii) any of the foregoing that are the subject of binding confidentiality agreements with non-Affiliates of Spectrum restricting their conveyance or disclosure to Purchaser; provided, however, that Spectrum shall use its commercially reasonable efforts to obtain the right from such non-Affiliates either to disclose such records to Purchaser or to transfer such confidentiality agreements to Purchaser, (iii) all Books and Records relating to Non-Transferred Businesses, Excluded Assets and Excluded Spectrum Liabilities, (iv) all Books and Records relating to Tax returns and Tax records for periods or portions thereof ending on or prior to the Closing, and (iv) all Books and Records not exclusively relating to Acquired Assets

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

and (vi) Books and Records reasonably necessary to the performance by Spectrum and its Affiliates of the Ancillary Agreements.
“Excluded Intellectual Property” means Intellectual Property Controlled by Spectrum and its Affiliates.
“Excluded Purchaser Liabilities” is defined in Section 3.5.
“Excluded Spectrum Liabilities” is defined in Section 3.4.
“Ex-US Trademark Rights” has the meaning set forth in the Biogen Trademark Agreement.
“FD&C Act” means the U.S. Federal Food, Drug, and Cosmetic Act, as amended.
“Field” has the meaning set forth in the Biogen Agreement.
“First Commercial Sale” means the first invoiced commercial sale to a third party by Purchaser, its Affiliates, Sublicensees or distributors in the Licensed Territory of a Licensed Product for any indication after the grant of all required permits, authorizations, consents, approvals or Governmental Orders from the appropriate Governmental Authority in the Licensed Territory.
“Fuji Contract” means the Manufacturing and Distribution Agreement, dated July 8, 2008 between Bayer Yakuhn Ltd. and Fuji Film RI Pharma Co. Ltd. as amended by that certain First Amendment to Manufacturing and Distribution Agreement, dated 1 July, 2013, as may be further amended and restated prior to Closing by Spectrum or its Affiliate and Fuji Film RI Pharma Co. Ltd.
“Governmental Authority” means any government or any agency, bureau, board, commission, court, department, political subdivision, tribunal, or other instrumentality of any government (including any regulatory or administrative agency), whether federal, state or local, domestic or foreign, and including any multinational authority or non-governmental authority, including the EMA, which licenses or authorizes or may license or authorize the manufacturing, distribution, marketing or sale of a Licensed Product. The term, Governmental Authority, shall not include medical facilities or institutions of higher education including colleges or universities.
“Governmental Order” means an Order entered by or with any Governmental Authority or arbitrator(s).
“In-License Agreement” means the Bayer Agreement, the Biogen Agreement and the Biogen Trademark Agreement.
“Indemnified Party” means, with respect to any Indemnity Claim, the party or Person asserting such claim under Section 14.1 or 14.2, as the case may be.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Indemnifying Party” means, with respect to any Indemnity Claim, Purchaser Indemnified Person or the Spectrum Indemnified Person under Section 14.1 or 14.2, as the case may be, against whom such claim is asserted.
“Indemnity Basket” is defined in Section 14.1.2.
“Indemnity Claim” means a claim for indemnity under Section 14.1 or 14.2, as the case may be.
“Infringement Claim” is defined in Section 10.4.1.
“Intellectual Property” means intellectual property rights of every kind and nature throughout the world, however denominated, including all rights and interests pertaining to or deriving from:
(a)    Patent Rights and Know-How;
(b)    trademarks, trade names, service marks, service names, brands, trade dress and logos, domain names, and the goodwill and activities associated therewith;
(c)    copyrights, works of authorship, rights of privacy and publicity, moral rights, and similar proprietary rights of any kind or nature, in all media now known or hereafter created; and
(d)    any and all registrations, applications, recordings, licenses, statutory rights, common-law rights and rights under Contractual Obligations relating to any of the foregoing.
“Inventory” means all raw materials, work-in-process, fill-to-pack products, packed/not released products, finished goods, purchased goods, merchandise held for resale, goods in transit (not including goods in transit to third parties), goods off premises (including materials subject to process and goods held in storage) goods on consignment and other materials and supplies used exclusively in the Licensed Business, including packaging, spare parts and stores.
“Japan Proposed Study” is defined in Section 2.6(iii).
“Joint Contract” is defined in Section 9.11.
“Joint Inventions” is defined in Section 10.7.
“Joint Patents” is defined in Section 10.7.
“Joint Permits” is defined in Section 9.8(i).
“Know-How” means inventions, business, marketing, technical and manufacturing information, know-how and materials, including technology, software, instrumentation, specifications, devices, data, compositions, formulas, biological materials, assays, reagents,

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

constructs, compounds, discoveries, procedures, processes, practices, protocols, methods, techniques, results of experimentation or testing, knowledge, trade secrets, skill and experience, research and development reports and records, pre-clinical studies, manufacturing documents (including drug master files, batch records, Master Batch Records, deviations, OOS investigations, CAPA, material specifications, and product-specific standard operating procedures), clinical protocols, clinical studies, pre-clinical and clinical data, results and analyses used in or resulting from any pre-clinical study or clinical trial, in each case whether or not patentable or copyrightable.
“Legal Requirement” means any law, statute, standard, ordinance, code, rule, regulation, resolution or promulgation, or any Governmental Order, or any license, franchise, permit or similar right granted under any of the foregoing, or any similar provision having the force or effect of law.
“Liability” means, with respect to any Person, any liability or obligation of such Person whether known or unknown, whether asserted or unasserted, whether determined, determinable or otherwise, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, whether incurred or consequential, whether due or to become due and whether or not required to be accrued on the financial statements of such Person.
“Licensed Business” means the Business to the extent conducted by Spectrum, Bayer and their Affiliates in the Licensed Territory prior to or as of the Closing, either directly or indirectly through an extension of rights that Spectrum or its Affiliates’ Control to contractors (including manufacturers, distributors) or licensees.
“Licensed Copyrights” means the Business-Specific Licensed Copyrights and the Shared Licensed Copyrights.
“Licensed IP” means the Business-Specific Licensed IP, the Shared Licensed IP and the Biogen IP.
“Licensed Know-How” means the Business-Specific Licensed Know-How and the Shared Licensed Know-How.
“Licensed Patents” means the Business-Specific Licensed Patents and the Shared Licensed Patents.
“Licensed Products” has the meaning set forth in the Biogen Agreement.
“Licensed Territory” means all countries of the world excluding those countries in the Spectrum Territory.
“Licensed Trademarks” means the Business-Specific Licensed Trademarks and Ex-US Trademark Rights.
“Losses” means any loss, cost, Liability or expense, Tax, settlement, damage of any kind, judgment, obligation, charge, fee, fine, penalty, interest, court cost and/or administrative and

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

reasonable attorneys’ fees, reasonable expert fees, reasonable consulting fees, and reasonable disbursements (at all levels, including appellate), but excluding all indirect corporate and administrative overhead costs. Losses shall be (a) decreased to take into account any Tax benefit actually realized by the Indemnified Parties or their Affiliates arising from the incurrence or payment of the relevant indemnified item and (b) increased by the amount of any Tax cost actually incurred by the Indemnified Parties or their Affiliates on account of the accrual and receipt of the related indemnification payment.
“Material Adverse Effect” means any change, effect or circumstance that, individually or in the aggregate with all other changes, effects and circumstances, is or would reasonably be expected to be materially adverse to the Licensed Business as operated as of the Effective Date by Spectrum or its Affiliates (including the Acquired Assets, Licensed IP and/or Assumed Liabilities), disregarding any changes, effects or circumstances to the extent they arise out of (a) a deterioration in the economy in general in the United States or any country in which the Licensed Business is conducted, (b) an outbreak or escalation of hostilities involving the United States or any member state of the European Union, the declaration by the United States or any member state of the European Union of a national emergency or war, or the occurrence of any acts of terrorism, (c) a change in Legal Requirements (d) the announcement of the Contemplated Transactions (including a loss of customers, suppliers, distributors, service providers or employees to the extent attributable thereto) or (e) any failure to promote Licensed Product.
“Material Impact” means a material adverse effect on the regulatory status or commercial sales of the Licensed Product.
“Maximum Indemnity Cap” is defined in Section 14.1.2.
“Net Sales” has the meaning set forth in the Biogen Agreement.
“Nonassigned Asset” is defined in Section 3.6(ii).
“Non-Transferred Businesses” means all businesses of Spectrum and its Affiliates other than the Licensed Business including the Business conducted by Spectrum and its Affiliates in the Spectrum Territory.
“Notice of Dispute” is defined in Section 16.10(ii).
“Order” means any order, writ, judgment, injunction, decree, stipulation, ruling, determination or award.
“Ordinary Course of Business” means an action taken by any Person in the ordinary course of such Person’s business which is consistent with the past customs and practices (excluding any product promotion) of such Person given the circumstances and which is taken in the ordinary course of the normal day-to-day operations of such Person given the circumstances, but in all cases, without taking into consideration the Contemplated Transactions.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Organizational Documents” means, with respect to any Person (other than an individual), (a) the certificate or articles of incorporation or organization and any joint venture, limited liability company, operating or partnership agreement and other similar documents adopted or filed in connection with the creation, formation or organization of such Person and (b) all by-laws and similar instruments relating to the organization or governance of such Person, in each case, as amended or supplemented.
“Out-License Agreement” means any Contractual Obligation entered into prior to the Closing Date under which Spectrum or its Affiliate has granted to any third party rights with respect to the Licensed Business, including rights with respect to the Biogen Agreement, the Business-Specific Licensed IP, Business Domain Names or any Licensed Product in the Licensed Territory. The Out-License Agreements in existence as of the Closing are identified on Schedule 7.14.2.
“Overlap Period” is defined in Section 9.9.4(b).
“Patent Rights” means (a) all patents, patent applications and similar government-issued rights (e.g., utility models) protecting inventions in any country or jurisdiction however denominated, (b) all priority applications, international applications, divisionals, continuations, substitutions, continuations-in-part of and any applications claiming priority to any of the foregoing and (c) all patents and similar government-issued rights (e.g., utility models) protecting inventions issuing on any of the foregoing applications, together with all registrations, reissues, renewals, re-examinations, confirmations, supplementary protection certificates, and extensions of any of (a), (b) or (c).
“Payment Period” is defined in Section 4.3.2.
“Permits” means, with respect to any Person, any license, franchise, permit, consent, approval, right, privilege, certificate or other similar authorization issued by, or otherwise granted or required by, any Governmental Authority to which or by which such Person is subject or bound or to which or by which any property, business, operation or right of such Person is subject or bound, including all approvals, licenses or permits required by any Governmental Authority to market, offer, sell, distribute, import and export Licensed Products.
“Permitted Encumbrance” means (a) statutory liens for current Taxes, special assessments or other governmental charges not yet due and payable, (b) mechanics’, materialmen’s, carriers’, workers’, repairers’ and similar statutory liens arising or incurred in the Ordinary Course of Business which liens are not yet due and payable, (c) deposits or pledges made in connection with, or to secure payment of, worker’s compensation, unemployment insurance, old age pension programs mandated under applicable Legal Requirements or other social security and (d) restrictions on the transfer of securities arising under federal and state securities laws.
“Person” means any individual or corporation, association, partnership, limited liability company, joint venture, joint stock or other company, business trust, trust, organization, university, college, Governmental Authority or other entity of any kind.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Pharmacovigilance Agreement” is defined in Section 6.2(v)(b).
“Proposed Study” is defined in Section 2.6(i).
“Purchase Price” is defined in Section 4.1(b).
“Purchaser” is defined in the Preamble.
“Purchaser Indemnified Person” is defined in Section 14.1.1.
“Purchaser Material Default” is defined in Section 13.3.1.
“Purchaser Related Affiliates” is defined in Section 13.3.1(b).
“Qualifications” is defined in Section 16.11.2.
“Released” with respect to any product means the completion of the manufacturing of such product with the release by quality operations of such product from “quarantined product” to finished goods for sale, in accordance with Spectrum’s standard quality assurance and quality control procedures.
“Representative” means, with respect to any Person, any director, officer, employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.
“Royalty Payments” is defined in Section 4.3.1(a).
“Royalty Term” is defined in Section 4.3.1(a).
“Shared Licensed Copyrights” means all works of authorship (including advertising, marketing and promotional materials, artwork, labeling, and other works of authorship) and all copyrights, moral rights and other rights and interests thereto throughout the Licensed Territory, whether or not registered, that are Controlled by Spectrum or any of its Affiliates, other than Business-Specific Licensed Copyrights that are related to the Licensed Products and that have been used in, or developed with the identified intent that it would be useful in, the Licensed Business. Shared Licensed Copyrights does not include any copyright in works of authorship developed by Spectrum or its Affiliates after the Effective Date.
“Shared Licensed IP” means the Shared Licensed Copyrights, Shared Licensed Know-How and Shared Licensed Patents.
“Shared Licensed Know-How” means Know-How Controlled by Spectrum or any of its Affiliates, other than Business-Specific Licensed Know-How, that are related to the Licensed Products and that have been used in, or developed with the identified intent that it would be useful in, the Licensed Business. Shared Licensed Know-How does not include any copyright in works of authorship developed by Spectrum or its Affiliates after the Effective Date.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

“Shared Licensed Patents” means any Patent Rights Controlled by Spectrum or its Affiliates, other than Business-Specific Licensed Patents that claim inventions that are related to the Licensed Products and that have been used in, or developed with the identified intent that it would be useful in, the Licensed Business. The Shared Licensed Patents include those Patent Rights set forth on Schedule 1E, and any Patent Rights that directly or indirectly claim priority to such Patent Rights, (including continuations-in-part but only to the extent the claims in the continuations-in-part claim inventions to the subject matter that is related to the Licensed Products in the Licensed Territory and that as of the Effective Date has been used in, or developed with the identified intent that it would be useful in, the Licensed Business and to the extent such inventions either (a) were disclosed and described in the Patent Rights filed prior to the Effective Date or (b) are included in Shared Licensed Know-How as such Know-How existed on the Effective Date). Shared Licensed Patents does not include any Patent Rights based on inventions made by Spectrum and its Affiliates after the Effective Date.
“Spectrum” is defined in the Preamble.
“Spectrum Indemnified Person” is defined in Section 14.2.1.
“Spectrum’s Knowledge” means the actual knowledge of any of the individuals holding the positions set forth on Schedule 1A.
“Spectrum Material Default” is defined in Section 13.4.1.
“Spectrum Rebate Liability” is defined in Section 9.9.1.
“Spectrum Territory” means the U.S., Canada, People’s Republic of China (including, Hong Kong, Macau and Taiwan), the European Countries, and India, including all possessions and territories thereof.
“Sublicensee” means any third party to which Purchaser or its Affiliates grants, after the Closing, any or all of the rights licensed by Spectrum to Purchaser under Section 2.1.1; provided, however, that distributors who purchase Licensed Products from Purchaser, its Affiliates or its Sublicensees in order to resell such Licensed Product shall not be considered Sublicensees.
“Supply Agreement” is defined in Section 6.2(v)(a).
“Tax” or “Taxes” means (a) any and all federal, state, local, or foreign tax, charge, fee, levy or other assessment of every kind or nature, including all income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise, profits, withholding, social security (or similar, including FICA), unemployment, disability, real property, personal property (tangible and intangible), sales, use, transfer, registration, escheat obligation, value added, alternative or add-on minimum, estimated, or other tax, charge, fee, levy or assessment of any kind or nature whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and (b) any liability for the payment of any amounts of the type described in clause (a) of this definition as a result of being a member of an affiliated, consolidated, combined or unitary group for any

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

period, as a result of any tax sharing, tax allocation or tax indemnification agreement, arrangement or understanding, or as a result of being liable for another Person’s Taxes as a transferee or successor, by contract or otherwise.
“Tax Return” means any return, declaration, report, claim for refund or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof, filed with any Governmental Authority.
“Term” means the period commencing on the Closing and continuing on a country-by-country basis for the commercial life of the Licensed Products in each country in the Licensed Territory, subject to the Royalty Term provisions of Section 4.3.1.
“Termination Date” means the date on which this Agreement terminates or expires for any reason whatsoever, either in its entirety or on a Licensed Product-by-Licensed Product or country-by-country basis, as applicable.
“Territory” means all jurisdictions worldwide except the U.S.
“Third Party Agreement” means any In-License Agreement or Out-License Agreement other than In-License Agreements and Out-License Agreements that are Transferred Contracts and other than the Biogen Agreement.
“Third Party Claim” is defined in Section 14.4.1.
“Transaction Expenses” is defined in Section 9.14.
“Transferred Contracts” is defined in Section 3.1(c).
“Transferred Permits” is defined in Section 3.1(e).
“Transition Assets” is defined in Section 9.10.
“U.S.” means the United States of America, including all possessions and territories thereof.
“Valid and Enforceable Patent” means an issued/granted unexpired Licensed Patent that has not been held invalid or unenforceable in an unappealed or unappealable decision of a court or competent body having jurisdiction thereof; provided, however, that such Licensed Patent would, but for the licenses granted under this Agreement, be infringed by the manufacture, use, sale of the Licensed Product.
“VAT” is defined in Section 4.4.4.

2.	LICENSE OF ASSETS
2.1    Licenses and Related Provisions.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

2.1.1    Licenses. Subject to Article 13 and Sections 2.1.2, 2.6 and 16.2, and in exchange for the Purchase Price and the assumption of the Assumed Liabilities by the Purchaser, effective at the time of the Closing:
(a)    For the Business-Specific Licensed IP: Spectrum hereby grants to Purchaser, during the Royalty Term, an exclusive (even as to Spectrum), irrevocable (subject to Article 13), transferable (as specified in Section 16.2) license, with the right to sublicense through multiple tiers as provided in Section 2.1.2(a), under the Business-Specific Licensed IP, in the Licensed Territory, as it exists on the Closing Date, to research, develop, make and have made (subject to the Supply Agreement), use, sell, offer for sale, have sold, import and export Licensed Products in the Licensed Territory, and to otherwise practice and exploit the Business-Specific Licensed IP, including researching, developing, subject to the Supply Agreement making and having made, using, selling, offering for sale, having sold, importing and exporting any product for all fields of use in humans in the Licensed Territory.
(b)    For the Shared Licensed IP. Spectrum hereby grants to Purchaser, during the Royalty Term, an exclusive (even as to Spectrum), irrevocable (subject to Article 13), transferable (as specified in Section 16.2) license, with the right to sublicense as provided in Section 2.1.2(b), under the Shared Licensed Patents, Shared Licensed Know-How and Shared Licensed Copyrights, as they all exist on the Closing Date, solely to research, develop, make and have made (subject to the Supply Agreement), use, sell, offer for sale, have sold, import and export Licensed Products in the Licensed Territory.
(c)    Biogen IP. Spectrum hereby grants to Purchaser, during the Royalty Term, an exclusive (even as to Spectrum), irrevocable (subject to Article 13), transferrable (as specified in Section 16.2) license under the Biogen IP, to use, research, develop, manufacture, have manufactured, market, sell, import for sale and distribute the Licensed Products for all indications in the Field in the Licensed Territory, with the right to sublicense through multiple tiers to the extent provided in the Biogen Agreement.
(d)    Ex-US Trademark Rights. Spectrum hereby grants to Purchaser, during the Term, an exclusive license to the Ex-US Trademark Rights solely to market, distribute and sell the Licensed Products in the Licensed Territory.
2.1.2    Sublicense Obligation.
(a)    For the Business-Specific Licensed IP and, subject to the terms and conditions of the Biogen Agreement, the Biogen IP, Purchaser may grant sublicenses (including multiple tier sublicenses) without Spectrum’s consent; provided, however, that (i) Purchaser will be fully responsible for the performance of such Sublicensees hereunder, (ii) each such sublicense shall permit Spectrum and Bayer to audit the Sublicensee on substantially the same terms as those set forth in Section 4.5 and (iii) each Sublicensee of any commercial rights shall agree to diligence requirements no less than those specified in Section 10.6 to the extent applicable to the activities to be undertaken by such Sublicensee.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(b)    For the Shared Licensed Patents, Shared Licensed Know-How and Shared Licensed Copyrights, Purchaser may grant sublicenses (i) with Spectrum’s prior written consent, whose consent shall not be unreasonably withheld, delayed or conditioned, (ii) without Spectrum’s consent to a Purchaser Affiliate, or (iii) without Spectrum’s consent only if the Shared Licensed Patents, Shared Licensed Know-How and Shared Licensed Copyrights are sublicensed with and to no greater scope than a sublicense of the Business-Specific Licensed IP; provided, however, that in either case (A) Purchaser shall be fully responsible for the performance of such Sublicensees hereunder, (B) each such sublicense shall permit Spectrum and Bayer to audit the Sublicensee on substantially the same terms as those set forth in Section 4.5, (C) each Sublicensee of any commercial rights shall agree to diligence requirements no less than those specified in Section 10.6 to the extent applicable to the activities to be undertaken by such Sublicensee and (D) Purchaser provides notice to Spectrum of said sublicense, including the names and contact information of each Sublicensee and the scope and purpose of the sublicense.
(c)    Any sublicense granted by Purchaser to an Affiliate will automatically terminate upon termination of this Agreement.
2.1.3    Retained Rights.
(a)    All licenses granted under Section 2.1.1 above by Spectrum to Purchaser are subject to the rights retained by Bayer under the Bayer Agreement, the rights retained by Biogen Idec under the Biogen Agreement and the Biogen Trademark Agreement and the rights retained by Spectrum under this Agreement.
(b)    Spectrum retains the non-exclusive, non-transferable right under the Business-Specific Licensed IP, in the Licensed Territory, only to the extent necessary for Spectrum to perform its obligations under this Agreement and the Ancillary Agreements. This retained right may be sublicensed by Spectrum as reasonably necessary in Spectrum’s sole discretion for Spectrum to perform its obligations under the Ancillary Agreements, provided, however, that (i) Spectrum will, or will cause its Affiliates to, be fully responsible for the performance of such sublicensees and (ii) Spectrum promptly provides notice to Purchaser of each such sublicense, including the names and contact information of each sublicensee and the scope and purpose of the sublicense.
(c)    For the purpose of clarity and notwithstanding anything else to the contrary in this Agreement, Spectrum may use the inventions claimed in the Business-Specific Licensed Patents, in the Licensed Territory, to the same extent as a non-licensed third party would be legally permitted to use such inventions.
(d)    Spectrum reserves all rights under the Business-Specific Licensed IP, Shared Licensed IP, Biogen IP and Ex-US Trademark Rights in the Spectrum Territory.
2.1.4    Third Party Agreements.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(a)    Spectrum covenants that it will not, and will cause its Affiliates not to, in each case, without Purchaser’s prior written consent (which consent, with regard to the Shared Licensed IP, shall not be unreasonably withheld, delayed or conditioned) agree or consent to any amendment, supplement or other modification to or any termination of any existing Third Party Agreement (including all In-License Agreements), or take any action under a Third Party Agreement with respect to: (i) the Business-Specific Licensed IP in the Licensed Territory and (ii) the Shared Licensed IP licensed thereunder (to the extent such actions affect Purchaser’s rights in the Shared Licensed IP). Spectrum will, and will cause its Affiliates to, exercise its rights relating to the Business-Specific Licensed IP in the Licensed Territory and to the Shared Licensed IP (with regard to the Shared Licensed IP, to the extent such actions affect Purchaser’s rights in the Shared Licensed IP) under any Third Party Agreement in consultation with Purchaser and in a manner that is consistent with the terms of this Agreement, and in consultation with Purchaser, take all commercially reasonable actions necessary to maintain and enforce such rights with respect to the Business-Specific Licensed IP in the Licensed Territory and to the Shared Licensed IP (with regard to the Shared Licensed IP, to the extent such actions affect Purchaser’s rights in the Shared Licensed IP) under Third Party Agreements. To the extent Spectrum is unwilling or unable to maintain and enforce such rights, Spectrum shall cooperate in allowing Purchaser to do so, and Purchaser’s expenses thereof shall be set off against amounts otherwise due from Purchaser to Spectrum under this Agreement. Purchaser covenants that it will not, and will cause its Affiliates not to, cause a breach in any material respect of any Third Party Agreement.
(b)    Biogen Agreement. Spectrum agrees to keep Purchaser fully informed of the rights that Bayer or any of its Affiliates has with respect to the Biogen IP that has been licensed to Bayer or its Affiliates under the Biogen Agreement and relates to the Licensed Business. Spectrum will, and will cause its Affiliates to, take all actions reasonably requested by Purchaser in respect of these rights, as well as provide to Purchaser all material information and copies of material correspondence and other material documents received from Biogen Idec with respect to the Biogen Agreement as it relates to the Licensed Business. Spectrum will, and will cause its Affiliates to, immediately notify Purchaser upon becoming aware of (i) any event that affects in any material respect the rights granted to Bayer under the Biogen Agreement that are, in turn, sublicensed to Purchaser pursuant to this Agreement or (ii) receipt by Bayer of any written notice received under the Biogen Agreement, including any breach or termination of the Biogen Agreement, to the extent such event or notice affects Purchaser’s rights under this Agreement. Spectrum will, and will cause its Affiliates to, promptly furnish Purchaser with copies of all reports and other communications that Bayer or any of its Affiliates furnishes to the other parties to the Biogen Agreement that relate in any material respect to the Licensed Business or the rights granted to Purchaser under this Agreement, and to the extent any such reports or communication relate to the efforts of Purchaser under this Agreement, Spectrum will, and will cause its Affiliates to, give Purchaser a reasonable opportunity to review and comment upon such reports or communications before they are transmitted to the other parties to the Biogen Agreement. Spectrum agrees to provide Purchaser with copies of any and all amendments to the Biogen Agreement concurrently with each such amendment so long as such amendments relate to the Licensed Business. Purchaser covenants that it will not, and will cause its Affiliates not to, cause a breach in any material respect of the Bayer Agreement or the Biogen Agreement. For the

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

avoidance of doubt, a breach in a material respect of the Bayer Agreement or the Biogen Agreement will be deemed to occur where Purchaser or any of its Affiliates breaches or causes a breach under this Agreement that gives Bayer a right to terminate the Bayer Agreement and Biogen Idec a right to terminate the Biogen Agreement, respectively.
2.1.5    Trademark Control. The quality of the Licensed Products sold by Purchaser under or in connection with the Licensed Trademarks must be of a sufficiently high quality to be generally comparable to the quality of products sold by Spectrum or Bayer under the Licensed Trademarks prior to the Closing Date. At the reasonable request of Spectrum, not more frequently than annually, Purchaser will send Spectrum samples of the Licensed Products sold by Purchaser under the Licensed Trademarks. In the event that Purchaser materially breaches this Section 2.1.5 with respect to a Licensed Trademark and fails to cure such breach within sixty (60) days after Spectrum notifies Purchaser in writing of such breach, Spectrum may terminate the license to such Licensed Trademark under Section 2.1 by delivery to Purchaser of a written notice of termination. In addition to the foregoing termination rights, Spectrum shall retain any other rights and remedies it has in law and/or equity with respect to a breach related to a Licensed Trademark.
2.1.6    No Implied Rights; Future IP. Purchaser acknowledges and agrees that:
(a)    No rights or licenses of Intellectual Property rights are conveyed to Purchaser other than those expressly provided in this Agreement and the Ancillary Agreements, and except as expressly provided in this Agreement and the Ancillary Agreements, no such conveyance or license of rights will be implied or deemed to have been made.
(b)    No rights or licenses are conveyed to Purchaser with respect to any Intellectual Property rights owned or Controlled by any third party that is not an Affiliate of Spectrum as of the Effective Date (regardless of whether such third party later becomes an Affiliate of Spectrum).
(c)    For purposes of clarity:
(i)    The license granted in Section 2.1.1(a) under the Business-Specific Licensed IP is granted as the Business-Specific Licensed IP exists at the Effective Date, and does not grant any license to Purchaser with respect to a Patent Right claiming an invention made after the Effective Date, Know-How developed after the Effective Date, any copyright to a work created after the Effective Date, or any trademark adopted after the Effective Date. For further clarity, (A) the license granted by Spectrum under the Business-Specific Licensed Patents does include Patent Rights filed and issued after the Effective Date (1) if such Patent Rights directly or indirectly claim priority to a Business-Specific Licensed Patent that was filed prior to the Effective Date (including continuations-in-part but only to the extent the claims in the continuations-in-part claim inventions to subject matter that is exclusively related to the Licensed Products and used exclusively in, had been used exclusively in and are as of the Effective Date exclusive to, or was developed exclusively for and is currently exclusive to, the Licensed Business and that was disclosed and described in a Business-Specific Licensed Patents that was filed prior to the Effective Date) or (2) to the extent such Patent Rights claim an invention that

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

was contained within Business-Specific Licensed Know-How as the Business-Specific Licensed Know-How existed prior to the Effective Date; (B) the license granted under the Business-Specific Licensed Copyrights does include any registrations filed and issued after the Effective Date that relate to copyrightable works created prior to the Effective Date, and (C) the license granted under the Business-Specific Licensed Trademarks does include any applications and registrations filed and issued after the Effective Date that relate to Business-Specific Licensed Trademarks adopted prior to the Effective Date.
(ii)    The license granted in Section 2.1.1(b) under the Shared Licensed IP is granted as the Shared Licensed IP exists at the Effective Date, and does not grant any license with respect to a Patent Right claiming an invention made after the Effective Date, Know-How developed after the Effective Date, any copyright to a work created after the Effective Date, or any trademark adopted after the Effective Date. For further clarity, (A) the license granted under the Shared Licensed Patents does include Patent Rights filed and issued after the Effective Date (1) if such Patent Rights directly or indirectly claim priority to a Shared Licensed Patent that was filed prior to the Effective Date (including continuations-in-part but only to the extent the claims in the continuations-in-part claim inventions to subject matter that is related to the Licensed Products and that as of the Effective Date has been used in, or disclosed with the identified intent that it would be useful in, the Licensed Business and that is disclosed and described in a Shared Licensed Patents that was filed prior to the Effective Date or (2) to the extent that such Patent Rights claim any inventions contained within Shared Licensed Know-How as the Shared Licensed Know-How existed prior to the Effective Date); and (B) the license granted under the Shared Licensed Copyrights does include any registrations filed and issued after the Effective Date that relate to copyrightable works created prior to the Effective Date.
2.2    Know-How Delivery. To enable Purchaser to exercise the rights granted under this Agreement, Spectrum will promptly deliver or otherwise provide to Purchaser and its Representatives Licensed Know-How within the possession or Control of Spectrum or any of its Affiliates. Additionally, on a commercially reasonable schedule and in a commercially reasonable format to be agreed upon by the parties, Spectrum will deliver to Purchaser copies of documents, files, diagrams, specifications, designs, schematics, reports, records, laboratory notebooks, data, materials, prototypes, test devices, models and simulations, or other written, graphic, biologic or other tangible material in Spectrum’s or its Affiliates’ possession in any media, to the extent it discloses or embodies Licensed Know-How.
2.3    Transfer of Licensed IP. During the Term, neither Spectrum nor any of its Affiliates will transfer or assign its right, title or interest in the Biogen Agreement or any Business-Specific Licensed IP in the Licensed Territory to any third party, other than in connection with an assignment of this Agreement as a whole in accordance with Section 16.2.
2.4    Covenant Not to Sue.
i.    Spectrum hereby covenants that it shall not, and shall cause its Affiliates, Bayer and Bayer’s Affiliates not to, sue or commence or prosecute any Action against Purchaser or any of its Affiliates, or their successors, assigns or Sublicensees, for infringement of any Patent Rights owned by Spectrum, Bayer or any of its Affiliates on or after the Closing Date

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(other than the Licensed IP), or voluntarily assist any other Person in doing any of the foregoing, but such covenant shall only apply to the extent such Patent Rights owned by Spectrum and Bayer are necessary for Purchaser to make, have made, use, sell, offer to sell or import Licensed Products in the Licensed Territory as such Licensed Products were made, used, sold, offered for sale, or imported as of the Closing Date.
ii.    As used in this Section 2.4 the word “necessary” shall mean that there is at that time no way to make, have made, use, sell, offer to sell, import and export Licensed Products in compliance with applicable Legal Requirements without infringing the applicable Patent Rights. To the extent it is necessary for Purchaser to obtain new, additional or amended permits, approvals or Governmental Order from a Governmental Authority in order to avoid infringing the applicable Patent Rights, Spectrum agrees to extend the covenant not to sue to all products sold only as long as Purchaser is as promptly as practicable preparing and pursuing actively and diligently obtaining such additional or amended permit, approval or Governmental Order.
iii.    For clarity, except as expressly provided in this Section 2.4, Spectrum and Bayer shall be free to sue Purchaser for infringement for use of any Patent Rights of Spectrum or Bayer outside of the grant of rights in Section 2.1.1.
2.5    Consents to Transfer Agreements.
i.    Spectrum has the right (a) under the Bayer Agreement to fully license to Purchaser (with a right to further sublicense) without Bayer’s consent the Intellectual Property rights licensed to Spectrum or its Affiliates thereunder, and (b) under the Biogen Trademark Agreement to fully license to Purchaser without Biogen’s consent the trademarks rights to ZEVALIN® and ZEVAMAB® in the Licensed Territory.
ii.    Following the Effective Date, Spectrum will seek the consent, to the extent necessary, of the entities involved in company-sponsored trials or investigator-sponsored trials or studies related to the Licensed Products in the Licensed Territory to transfer Spectrum’s rights under the contracts associated therewith to Purchaser, including sublicensing Spectrum’s rights, if any, to any and all Intellectual Property arising from those trials or studies to Purchaser.
2.6    Development.
i.    Purchaser shall not conduct any development study in relation to the Licensed Products without the prior written approval of Spectrum, such approval not to be unreasonably withheld, conditioned or delayed.  If Purchaser wishes to conduct a development study for the Licensed Products (the “Proposed Study”), Purchaser shall present to Spectrum the proposed design, timelines and budget of the Proposed Study.  Within [***] days after receipt of such proposal, Spectrum shall, in its sole discretion, and as its sole option in respect of a Proposed Study, either (i) approve the Proposed Study for conduct solely by Purchaser, (ii) wish to cooperate in such Proposed Study and the parties will agree in writing on the terms under which they will cooperate in the Proposed Study, or (iii) reject the Proposed Study, if Spectrum reasonably believes that the Proposed Study is likely to create a Material Impact in the Spectrum

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Territory, provided,  if Spectrum fails to respond to Purchaser within such [***] day period, Purchaser shall be permitted to conduct such Proposed Study in its sole discretion.
ii.    Notwithstanding anything to the contrary in this Agreement, Spectrum shall be entitled to conduct any development studies in relation to the Licensed Products in the Licensed Territory and Purchaser shall be entitled to conduct Spectrum-approved Proposed Studies in Spectrum Territory.
iii.    Notwithstanding anything to the contrary in Section 2.6(i), and subject always to the provisions of this Section 2.6(iii), Purchaser shall be entitled to conduct any development studies in relation to the Licensed Products in Japan, which are required to obtain or maintain regulatory approvals for existing or additional indications in Japan (the “Japan Proposed Study”) without the prior approval of Spectrum.  If Purchaser wishes to conduct a Japan Proposed Study, Purchaser shall present to Spectrum the proposed design, timelines and budget of the Japan Proposed Study.  Within [***] days after receipt of such proposal,  Spectrum shall notify Purchaser if Spectrum reasonably believes that the Japan Proposed Study is likely to create a Material Impact in the Spectrum Territory; provided, however, if Purchaser requires a response from Spectrum within a shorter period of time due to the requirements of a Governmental Authority in Japan, Purchaser shall immediately notify Spectrum of such requirement and Spectrum shall provide the foregoing Material Impact notice to Purchaser as soon as practicable, but in any event within [***] days of Purchaser’s notification to Spectrum of the requirements of such Governmental Authority in Japan, provided, further, if Spectrum fails to respond to Purchaser within such [***] day period (or such shorter period not to exceed [***] days if so required by a Governmental Authority), Purchaser shall be permitted to conduct such Japan Proposed Study in its sole discretion.  If Spectrum responds to Purchaser within the specified period of time and Purchaser agrees with Spectrum’s belief, Purchaser shall not commence the Japan Proposed Study.  If Purchaser does not agree with Spectrum’s belief, the matter shall be settled in accordance with Section 16.10 and Purchaser shall not commence the Japan Proposed Study until such matter is settled in Purchaser’s favor; provided, however, if  Spectrum notifies Purchaser that a Japan Proposed Study would create a Material Impact in the Spectrum Territory, but such Japan Proposed Study is required by the appropriate Regulatory Authority in Japan (pursuant to the “Non-Approved Drug for Medical Unmet Needs” (Mishonin Yaku) regulations in Japan) in order to maintain the regulatory approvals, or obtain any required additional regulatory approvals, for the Licensed Products in Japan, then Purchaser shall notify Spectrum of the necessity of such Japan Proposed Study and Spectrum shall either (i) permit Purchaser to conduct such Japan Proposed Study without resorting to the dispute resolution procedures set forth in Section 16.10 or (ii) maintain its position that such Japan Proposed Study will create a Material Impact in the Spectrum Territory, thereby preventing Purchaser from conducting such Japan Proposed Study, in which case Purchaser and Spectrum will meet and confer in good faith, reasonably promptly, to address the situation. Spectrum shall notify Purchaser of its decision with respect to subsections (i) and (ii) of the preceding sentence within [***] days of Spectrum’s receipt of notice from Purchaser that such Japan Proposed Study is required by the appropriate Regulatory Authority in Japan in order to maintain regulatory approval or obtain any required additional regulatory approval.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

2.7    Territory Protections. Each party and its Affiliates shall use commercially reasonable efforts to ensure that products of the Licensed Business or the Non-Transferred Business, as applicable, sold by it or on its behalf in its territory (i.e., the Licensed Territory or the Spectrum Territory, as applicable) are not exported to, or used, marketed or sold in, any country outside its territory, including by not selling such products to any third party in such party’s territory that, to such party’s knowledge, is reasonably likely to export, market, or sell such products outside that territory. Without limiting the foregoing, to the extent that a party or its Affiliates sells products of the Licensed Business or Non-Transferred Business, as applicable, to a Sublicensee (in the case of Purchaser) or a third party sublicensee (in the case of Spectrum) or distributors for re-sale, such party and its Affiliates shall use commercially reasonable efforts to ensure that such Sublicensee, sublicensees, and distributors, as applicable, do not (i) directly or indirectly export any such product outside such party’s territory, or (ii) re-sell such products to a third party that, to such party’s knowledge, is reasonably likely to export such product outside such party’s territory. If either party becomes aware of the availability of other party’s products of the Licensed Business or Non-Transferred Business, as applicable, outside the selling party’s territory, the other party may inform the selling party of such circumstances. Upon being informed of the availability of a party’s products of the Licensed Business or the Non-Transferred Business, as applicable, outside its territory, such party shall promptly investigate and use best efforts to stop the export of its products outside its territory.

3.	TRANSFER OF ASSETS
3.1    Acquired Assets. Except as provided in Section 3.2, upon the terms and subject to the conditions of this Agreement, and in exchange for the Purchase Price and the assumption of the Assumed Liabilities by Purchaser, Spectrum shall, and shall cause one or more of its Affiliates to, sell, assign, transfer, convey and deliver to Purchaser, free and clear of all Encumbrances other than Permitted Encumbrances, and Purchaser shall acquire and receive, subject to the terms and conditions of this Agreement, from Spectrum and its Affiliates, at the Closing (except as provided in Section 3.6), all of Spectrum’s and its Affiliates’ right, title and interest in and to all assets used exclusively in the Licensed Business wherever located as of the Closing Date as follows (the “Acquired Assets”):
a.    Warranties. All rights under all covenants and warranties to the extent related to the Acquired Assets or the operation or conduct of the Licensed Business, express or implied (including manufacturers’, suppliers’ and contractors’ warranties), that have heretofore been made by any predecessors in title or any third-party manufacturers, suppliers, contractors, engineers and other third parties in connection with products or services purchased by or furnished for use in connection with the Licensed Business;
b.    Books and Records. All Books and Records reasonably necessary to conduct the Licensed Business and to the extent in Spectrum’s possession;
c.    Contracts. All rights under Contractual Obligations listed on Schedule 3.1(c) (collectively, but excluding any Contractual Obligation which is an Excluded Asset, the “Transferred Contracts”);

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

d.    Domain Names. The Business Domain Names;
e.    Permits. All Permits that are necessary for the current operation of the Licensed Business and are capable of being transferred from Spectrum, Bayer or their Affiliates to Purchaser or its Affiliate under applicable Legal Requirements, and all rights of Spectrum, Bayer or any of its Affiliates under such Permits and any and all pending applications relating to any such Permits, including those listed on Schedule 7.15.2 (the “Transferred Permits”); provided, that, subject to Section 9.8, to the extent any Transferred Permits with respect to Japan are not able to be transferred on the Closing Date, Spectrum shall (i) diligently prosecute and maintain such Transferred Permits with respect to Japan until they are transferred to Purchaser and (ii) transfer such Transferred Permits with respect to Japan to Purchaser as soon as reasonably practicable; and
f.    Claims. All claims, causes of action, choses in action and rights of recovery arising from the operation of the Licensed Business or in respect of the Licensed Products.
3.2    Excluded Assets. Notwithstanding any provisions herein to the contrary, all right, title and interest of Spectrum, and its Affiliates of whatever kind and nature, real or personal, tangible or intangible, owned, leased, licensed, used or held for use or license in all assets other than Acquired Assets and all of the assets listed below even if they would otherwise be included in the definition of Acquired Assets (the “Excluded Assets”) shall be retained by Spectrum and its Affiliates:
a.    the assets of the Non-Transferred Businesses;
b.    the Excluded Intellectual Property;
c.    the Joint Contracts and Joint Permits;
d.    all Contractual Obligations of insurance related to the Licensed Business;
e.    all Excluded Books and Records;
f.    all rights, Claims, credits, or rights of set-off (i) against any Person for payments owed to Spectrum or its Affiliates on or before the Closing Date, (ii) against any Person to reimburse Spectrum for any Loss as a result of actions of a third party on or prior to the Closing Date and known to Spectrum as shall be identified at Closing on Schedule 3.2(f), (iii) against any Person to reimburse Spectrum for any Loss by Spectrum or its Affiliates as a result of the actions of a third party prior to the Closing where such action or loss was not within Spectrum’s Knowledge on the Closing Date, provided in the case of Claims under this subpart, Spectrum shall notify Purchaser of such Claim prior to the formal initiation of such Claim, or (iv) against third parties who have asserted or who assert after the Closing Date rights, Claims, credits or rights of set-off against Spectrum or its Affiliates or against third parties with respect to which Spectrum and its Affiliates may, in such events, have rights of indemnification or contribution or similar rights, relating in each case to the Acquired Assets, the Excluded Assets

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

and the Excluded Spectrum Liabilities, whether liquidated or unliquidated, fixed or contingent, including rights of indemnification, hold harmless agreements, covenants not to prosecute and other agreements;
g.    all rights and Claims, whether now existing or arising hereafter, for carryforwards or carrybacks of Losses, or for credits or refunds of any Taxes incurred in or attributable to periods ending on or before the Closing Date and the portion of any such item allocated or apportioned to Spectrum or its Affiliates for any taxable period that includes (but does not end on) the Closing Date;
h.    all invoiced trade accounts receivable arising in the Ordinary Course of Business from sales of products or services of the Licensed Business on or prior to the Closing Date, including all intercompany receivables among Spectrum and its Affiliates, and all receivables related to Excluded Assets;
i.    all cash, cash equivalents, money market funds and mutual funds in the bank or other depository accounts of Spectrum or any of its Affiliates, including all interest and dividends receivable with respect thereto;
j.    all accounts receivable;
k.    any assets required by Spectrum to perform its obligations under any Ancillary Agreements that, absent such Ancillary Agreements, would constitute Acquired Assets;
l.    the corporate names of Spectrum, Bayer or any of their Affiliates;
m.    all rights of Spectrum under this Agreement or any Ancillary Agreement;
n.    all corporate seals, minute books, charter documents, corporate stock record books, registers of other securities, copies of original tax and financial records (the originals of which will be delivered to Purchaser as part of the Acquired Assets to the extent related to the Acquired Assets) of Spectrum or any of its Affiliates, and such other books and records as they pertain only to the organization, existence, share capitalization or debt financing of Spectrum or any of its Affiliates;
o.    all Contractual Obligations in respect of indebtedness for borrowed money or any guarantee of the Liabilities of another Person;
p.    all prepayments, rights to refunds, rights of set off, defenses, affirmative defenses, rights of defense and rights of recoupment arising from the operation of the Licensed Business prior to the Closing or in respect of Licensed Products sold prior to the Closing; and all claims, causes of action, choses in action and rights of recovery pending or threatened in writing at or prior to the Closing Date;
q.    all land, equipment (movable and fixed), machinery, automobiles and other physical assets related to the manufacture or transportation of any Licensed Product, other than any Inventory;

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

r.    all Inventory other than the Inventory purchased pursuant to the Supply Agreement; and
s.    all Contractual Obligations solely between or among Spectrum and any of its Affiliates or between or among Spectrum’s Affiliates.
3.3    Assumed Liabilities. Purchaser shall assume only the following Liabilities related to the Licensed Business and Acquired Assets, in each case solely to the extent related to the Licensed Territory, which would have been the Liabilities of Spectrum or any of its Affiliates if the Contemplated Transactions were not consummated (“Assumed Liabilities”):
a.    Liabilities specifically assumed by Purchaser pursuant and subject to Article 9;
b.    Liabilities arising out of Joint Contracts or Joint Permits after the Closing Date, to the extent related solely to the Licensed Business;
c.    all Liabilities for Taxes relating to, arising from or with respect to the Acquired Assets or the Licensed Business, which are attributable to Tax periods or portions thereof commencing after the Closing Date, other than any Liabilities for Taxes relating to the Excluded Assets and Retained Rights and other than any Liabilities for Taxes relating to, arising from or with respect to any Royalty Payments;
d.    all Liabilities to pay or extend to customers, suppliers and distributors of, and others doing business with, the Licensed Business volume discounts, volume rebates, chargebacks and similar credits and obligations pursuant to Contractual Obligations in effect as of the Closing Date which shall be set forth on Schedule 3.3(d) to be delivered on or about the Closing Date;
e.    all Permitted Encumbrances;
f.    all Liabilities imposed by Governmental Authorities on the Licensed Business other than the Excluded Assets, to the extent such Liabilities exist on the Closing Date, including any compliance obligations, responsibilities, conditions, or directions stated or identified by any Governmental Authority on or before the Closing Date, other than any Liabilities arising under any Governmental Order or portion of a Governmental Order entered on or before the Closing Date requiring payment of any fines, penalties or monetary obligations for alleged non-compliance with applicable Legal Requirements to any Governmental Authority;
g.    all Liabilities for governmental rebates that are attributable to sales made by Purchaser after the Closing Date of products of the Licensed Business (subject to Section 9.9);
h.    all Liabilities arising after the Closing under the Transferred Contracts, other than Liabilities arising out of any breach, default or action or omission of Spectrum or any of its Affiliates occurring prior to the Closing;

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

i.    all Liabilities under any purchase order that constitutes a Transferred Contract for the purchase of any products or services ordered thereby which have not been delivered or performed on or prior to the Closing Date, other than Liabilities arising out of any breach, default or action or omission of Spectrum or any of its Affiliates with respect to such purchase order occurring prior to the Closing;
j.    all Liabilities and obligations arising after the Closing for any reason under the Biogen Agreement and the Bayer Agreement in the Licensed Territory, other than for payment of royalties and Liabilities arising out of any breach, default, action or omission of Spectrum or any of its Affiliates;
k.    all obligations to provide replacement Licensed Products under any warranties applicable to Licensed Products sold by the Licensed Business prior to the Closing subject to Section 3.4(h) below;
l.    all Liabilities of Purchaser or any of its Affiliates that are attributable to sales of products of the Licensed Business made by Purchaser or any of its Affiliates after the Closing including those as calculated pursuant to Section 9.9 (other than those included in the definition of Excluded Spectrum Liabilities);
m.    all claims, Actions or Losses arising from products sold by Purchaser or an Affiliate after the Closing; and
n.    all Liabilities arising after Closing with respect to Acquired Assets.
3.4    Excluded Spectrum Liabilities. Spectrum and/or its Affiliates shall retain the following Liabilities of Spectrum or any of its Affiliates that are not specifically included in the definition of Assumed Liabilities (“Excluded Spectrum Liabilities”):
a.    Liabilities specifically assumed by Spectrum pursuant and subject to Article 9;
b.    Liabilities arising out of the Excluded Assets and the Retained Rights, except as otherwise specified in Sections 9.8(i) and 9.11 hereof with respect to Joint Contracts or Joint Permits, or the Non-Transferred Businesses;
c.    all Liabilities (other than Permitted Encumbrances) (i) under purchase orders to the extent related to the Licensed Business relating to periods prior to the Closing Date or (ii) that relate to any Acquired Asset or the Licensed Business, in each case relating to periods on or prior to the Closing Date, other than those Liabilities for Claims or Losses specifically addressed in Article 9;
d.    all Liabilities for Taxes relating to, arising from or with respect to (i) Acquired Assets or the Licensed Business which are attributable to Tax periods or portions thereof ending on or prior to the Closing Date, (ii) Excluded Assets or Retained Rights that are attributable to any Tax period and (iii) Royalty Payments;

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

e.    all Liabilities for Taxes of Spectrum relating to, arising from or with respect to the consummation of the transactions contemplated hereby, except as provided in Section 15.1;
f.    all payables of the Licensed Business as of the Closing Date, including intercompany payables among Spectrum and its Affiliates;
g.    all indebtedness of Spectrum and its Affiliates;
h.    all reasonable direct costs and expenses (other than of Purchaser’s personnel) incurred by Purchaser in connection with the performance of replacement of products under any products or service warranties applicable to products Released or services provided by the Licensed Business on or before the Closing Date, which Purchaser shall invoice Spectrum for;
i.    all Liabilities for governmental rebates that are attributable to sales made by Spectrum or its Affiliates on or prior to the Closing Date of products of the Licensed Business subject to Section 9.9;
j.    all Liabilities of Spectrum or any of its Affiliates that are attributable to sales of products of the Licensed Business made by Spectrum or any of its Affiliates prior to the Closing including those as calculated pursuant to Section 9.9 (other than those included in the definition of Assumed Liabilities);
k.    all claims, Actions or Losses arising from products sold by Spectrum or an Affiliate prior to the Closing;
l.    all Liabilities arising prior to the Closing with respect to Acquired Assets (other than those included in the definition of Assumed Liabilities) and all Liabilities with respect to Excluded Assets except as otherwise specified in Section 9.11 with respect to Joint Contracts;
m.    all Liabilities for payment of royalties under the Biogen Agreement; and
n.    all obligations related to employees or independent contractors of Spectrum, including obligations with respect to withholding Taxes of employees, pension, medical, bonus, retirement, termination, change of control (including payments subject to Section 280G of the Code) and severance pay, life or other insurance or any other employee benefit or employee stock plan or employment claim with respect to the past or present employees of Spectrum;
in each case, except to the extent Spectrum is entitled to indemnification therefor (as limited by the monetary and other limitations set forth in Article 14) or such Liability is otherwise expressly allocated under this Agreement or an Ancillary Agreement. Nothing in this Agreement shall be interpreted as imposing on Spectrum any Liability for personal injury arising from the sale, distribution or use of any Licensed Product or Inventory after the Closing Date except to the

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

extent Purchaser is entitled to indemnification under this Agreement or an Ancillary Agreement or as expressly allocated to Spectrum under this Agreement or an Ancillary Agreement.
3.5    Excluded Purchaser Liabilities. Purchaser and/or its Affiliates shall retain the following liabilities (“Excluded Purchaser Liabilities”):
a.    all Liabilities of Purchaser or any of its Affiliates for Taxes arising out of the operation of the Licensed Business for (i) any taxable period beginning after the Closing Date and (ii) with respect to any taxable period that begins on or before the Closing Date and ends after the Closing Date, the portion of such taxable period that begins after the Closing Date, subject to Sections 15.1 and 15.3 but, in each case, not including Taxes relating to the Excluded Assets and Retained Rights and any Liabilities for Taxes relating to, arising from or with respect to any Royalty Payments;
b.    all Liabilities of Purchaser or any of its Affiliates that give rise on or after the Closing to Permitted Encumbrances on the Acquired Assets;
c.    all Liabilities of Purchaser or any of its Affiliates in respect of all payables of the Licensed Business to the extent arising after Closing, including intercompany payables among Purchaser and its Affiliates;
d.    all indebtedness of Purchaser or any of its Affiliates;
e.    all Liabilities that are attributable to certain sales of Licensed Products made by Purchaser or any of its Affiliates after the Closing, including those as calculated pursuant to Section 9.9; and
f.    all claims, Actions or Losses arising from products sold by Purchaser or any of its Affiliates after the Closing;
in each case, except to the extent Purchaser is entitled to indemnification therefor (as limited by the monetary and other limitations set forth in Article 14) or such Liability is otherwise expressly allocated under this Agreement or an Ancillary Agreement.
3.6    Consents.
i.    This Agreement does not constitute an agreement to assign or transfer any Transferred Contract, Transferred Permit or other Acquired Asset that is not assignable or transferable without the consent of or action by another Person (other than Spectrum or any of its Affiliates) or action by a Governmental Authority, which shall be set forth on Schedule 3.6, to the extent that such consent has not been given or such action has not been taken prior to the Closing; provided, however, that Spectrum will, and will cause its Affiliates to, use, both prior to and after the Closing, commercially reasonable efforts to obtain, and Purchaser will assist and cooperate with Spectrum in connection therewith, all necessary consents to the assignment and transfer thereof, it being understood that to the extent the foregoing requires any action by Spectrum or any of its Affiliates that would affect the Licensed Business after the Closing, such

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

action will require the prior written consent of Purchaser. Upon obtaining the requisite third-party consents thereto, such Transferred Contract, Transferred Permit or other Acquired Asset will be deemed transferred and assigned to Purchaser hereunder.
ii.    With respect to any Transferred Contract, Transferred Permit or other Acquired Asset that is not transferred or assigned to Purchaser at the Closing by reason of Section 3.6(i) (a “Nonassigned Asset”), after the Closing and until the requisite consent is obtained and the foregoing is transferred and assigned to Purchaser, Spectrum will, and will cause its Affiliates to, take commercially reasonable efforts to provide to Purchaser the benefits thereof (or substantially comparable benefits) and will enforce, at the request of and for the account of Purchaser, any rights of Spectrum or any of its Affiliates arising thereunder against any Person, including the right to elect to terminate in accordance with the terms thereof upon the advice of Purchaser. If Purchaser is provided with benefits of any Nonassigned Asset, Purchaser will perform, at the direction and cost of Spectrum or its Affiliate, as applicable, the obligations of Spectrum or its Affiliate thereunder. Notwithstanding anything to the contrary set forth herein, to the extent that any Assumed Liability relates to any Nonassigned Asset, such Assumed Liability will not be deemed to be an Assumed Liability unless and until such Nonassigned Asset is transferred and assigned to Purchaser or Purchaser obtains the benefit of such Nonassigned Asset under this Section 3.6(ii), at which point such Liability will become an Assumed Liability hereunder.
3.7    Consent Costs. Spectrum shall be solely responsible for obtaining the consent required, if any, to assign the Fuji Contract. Subject to the foregoing, to the extent any other third party requires consideration in exchange for (i) a consent to be obtained by Spectrum, as set forth on Schedule 7.4 or (ii) a consent to be obtained by Purchaser, as set forth on Schedule 8.4, the payment of such consideration will be shared equally between Spectrum and Purchaser except:
a.    if such consideration to a third party was explicitly set forth as a requirement for a consent in the underlying Contractual Obligation with such third party or was known by the party to the Contractual Obligation as of the Closing Date, the cost of obtaining the consent will be borne solely by the party to the underlying Contractual Obligation; and
b.    if a third party requires a resolution of a dispute with respect to the underlying Contractual Obligation prior to providing a consent, the party to the Contractual Obligation is responsible for any and all costs associated with resolution of such dispute.
With regard to consideration paid to a third party in exchange for a consent that is to be shared equally between Spectrum and Purchaser, the party to the underlying Contractual Obligation that is required to use commercially reasonable efforts to obtain such consent will control the negotiations with such third party, but may only agree to an amount of consideration to be paid to such third party with the consent of the other party hereto, which consent will not be unreasonably withheld, conditioned or delayed.

4.	CONSIDERATION.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

4.1    Consideration to Spectrum. Upon the terms and subject to the conditions of this Agreement and in consideration of the grant of the licenses pursuant to Section 2.1.1, the delivery of Licensed Know-How pursuant to Section 2.2 and the contribution, conveyance, assignment and transfer of the Acquired Assets to Purchaser, Purchaser shall pay or deliver to Spectrum, on behalf of Spectrum and/or one or more of Spectrum’s Affiliates:
a.    on the Closing Date, one or more assignment and assumption agreements and the other agreements contemplated hereby to effect the assignment to Purchaser of all Acquired Assets and assumption by Purchaser of all Assumed Liabilities, duly executed by Purchaser; and
b.    within five (5) Business Days of the Closing Date, a non-refundable amount equal to the purchase price set forth in Schedule 4.1 (such amount, the “Purchase Price”) by wire transfer of immediately available funds in U.S. Dollars to an account designated by notice from Spectrum.
4.2    Interest. Any payments due under this Agreement shall be due on such date as specified in this Agreement and, in the event such date is not a Business Day, then the next succeeding Business Day. Any failure by Purchaser or Spectrum to make a payment within five (5) Business Days after the date when due shall obligate Purchaser or Spectrum to pay computed interest, the interest period commencing on the due date and ending on the payment date, to the other party at a rate per annum equal to [***]. These rates are currently published by Reuters on screen <EURIBOR>. The interest rate shall be adjusted monthly. Interests shall be paid using the modified following payment convention and calculated based on the actual/360 adjusted day count convention.
4.3    Royalty Payments.
4.3.1    Royalty Payments.
(a)    In accordance with the terms and conditions of this Agreement, Purchaser or its Affiliate will make royalty payments to Spectrum, as consideration for the licenses granted by Spectrum to Purchaser pursuant to Section 2.1.1, by paying a royalty equal to the amount that Spectrum is required to pay to Bayer pursuant to Section 4.3.1 of the Bayer Agreement, as a result of Purchaser’s Net Sales of the Licensed Products in the Licensed Territory (the “Royalty Payments”), from the Closing Date until such time as Spectrum’s royalty obligations to Bayer under the Bayer Agreement cease on a country-by-country basis (the “Royalty Term”); provided, however, that the Royalty Payments shall be subject to any applicable royalty reduction pursuant to the terms of Section 4.3.1(b).
(b)    In the case of any reduction of the Royalty Payments (as defined in the Bayer Agreement), which Spectrum is obliged to pay to Bayer pursuant to the Bayer Agreement, Spectrum will (i) notify Purchaser of such reduction(s) and (ii) the Royalty Payments owed pursuant to Section 4.3.1(a) shall be reduced to the same extent the Royalty Payments (as defined in the Bayer Agreement) owed by Spectrum to Bayer under the Bayer Agreement are reduced.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(c)    For clarity, Spectrum’s royalty obligations to Bayer under the Bayer Agreement cease, on a Licensed Product-by-Licensed Product and country-by-country basis upon the expiration of the last-to-expire Valid and Enforceable Patent covering the marketing and sale of the Licensed Product in the relevant country or fifteen (15) years from the date of First Commercial Sale of the Licensed Product in such country (as determined under the Biogen Agreement), whichever is longer.
(d)    Upon expiration of the Royalty Term for Licensed Product in a particular country, (i) the licenses granted to Purchaser pursuant to [***] with respect to such Licensed Product in such country and (ii) the licenses granted to Purchaser [***] with respect to such Licensed Product in such country.
4.3.2    Royalty Payment Reports and Payments. For as long as Purchaser is obligated to make Royalty Payments, within thirty (30) days after the last day of each calendar quarter, Purchaser will deliver to Spectrum a report of Net Sales of each Licensed Product by Purchaser, its Affiliates and Sublicensees during the preceding quarterly period (any such period, a “Payment Period”), with all Royalty Payments, if any, due for the Payment Period covered by such report being due no later than [***] days after the last day of such Payment Period.
4.4    Payment Provisions.
4.4.1    Payment Method. Royalty Payments under this Agreement will be made by Purchaser or its Affiliates in Euros in each case by wire transfer to an account designated by Spectrum.
4.4.2    Exchange Rate. For the purpose of computing Net Sales sold in a currency other than Euros, such currency shall be converted into Euros in accordance with Schedule 4.4.2.
4.4.3    Withholdings. Any income Tax or other Tax which Purchaser is required by applicable Legal Requirements to withhold or pay to a Governmental Authority with respect to monies payable under this Agreement will be deducted from the amount of such payments and paid to the relevant Governmental Authority. Any amounts actually deducted, withheld or paid pursuant to the foregoing sentence will be treated for all purposes of this Agreement as paid to the Person in respect of which such withholding, deduction or payment was made. Purchaser will promptly provide (or cause to be provided) to Spectrum a certificate or other documentary evidence establishing the payment to the relevant Governmental Authority of any amount withheld or deducted by Purchaser or its Affiliates. No deduction shall be made or a reduced amount shall be deducted, as applicable, if Purchaser or its paying Affiliate is timely furnished with the necessary documents prescribed by applicable Legal Requirements in a form reasonably satisfactory to Purchaser identifying that the payment is exempt from Tax or subject to a reduced Tax rate. Prior to the first time that a particular type of payment (or the first time a payment arises from a particular country or jurisdiction) is subject to any withholding made by the Purchaser pursuant to this Section 4.4.3, Purchaser shall provide Spectrum with at least [***] days advance written notice of the withholding, provided Purchaser has knowledge of such withholding at that time, to allow Spectrum the opportunity to submit documentation to reduce

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

or eliminate the withholding. At Spectrum’s expense, Purchaser (and its Affiliates) and Spectrum will reasonably cooperate in completing and filing documents required under the provisions of any applicable Tax treaty or under any other applicable Legal Requirement, in order to enable Purchaser to make such payments to Spectrum without any deduction or withholding, or at a reduced deduction or withholding rate, if possible.
4.4.4    VAT. Subject to the provisions of this Section 4.4.4, value added tax (“VAT”) applies additionally as legally owed, payable after receipt of a correct invoice, which meets all requirements according to the applicable VAT Legal Requirements. If any documents or information are required to invoice the delivery of goods or services exempt from VAT and these documents or information can only be provided by Purchaser, Purchaser shall, if legally entitled to do so, promptly provide these documents or information referring to provisions of the applicable law. If any of these documents or information are not provided duly or are incomplete, Spectrum shall invoice plus VAT if required and owed by applicable VAT-law.
4.5    Records; Audit. Purchaser will, and will cause its Affiliates to, keep and maintain for [***] years after the relevant calendar quarter complete and accurate books and records in sufficient detail so that Net Sales and payments made hereunder can be properly calculated. No more frequently than once during each calendar year during the Term and once during the [***] year period thereafter, Purchaser will permit independent third-party auditors appointed by Spectrum or Bayer (the party requesting an audit, the “Auditing Party”) and with at least [***] days advance notice at any time during normal business hours, accompanied at all times, to inspect, audit and copy reasonable amounts of relevant accounts and records of Purchaser and its Affiliates and reports submitted to Purchaser and its Affiliates pertaining to a Payment Period that is not earlier than [***] months from the date of conclusion of the audit, for the sole purpose of verifying the accuracy of the calculation of payments to Spectrum pursuant to this Article 4. The accounts, records and reports related to any particular period of time may only be audited one time under this Section 4.5. The Auditing Party will cause their independent third-party auditors not to provide the Auditing Party with any copies of such accounts, records or reports and not to disclose to the Auditing Party any information other than information relating solely to the accuracy of the accounting and payments made by Purchaser pursuant to this Article 4. The Auditing Party will cause its independent third-party auditors to promptly provide a copy of their report to Purchaser. If such audit determines that payments are due to Spectrum, Purchaser will pay to Spectrum any such additional amounts within [***] Business Days after the date on which such auditor’s written report is delivered to Purchaser and the Auditing Party, unless such audit report is disputed by Purchaser, in which case the dispute will be resolved in accordance with Section 16.10. If such audit determines that Purchaser has overpaid any amounts to Spectrum, Spectrum will refund any such overpaid amounts to Purchaser within [***] Business Days after the date on which such auditor’s written report is delivered to Purchaser and the Auditing Party. Any such inspection of records will be at Spectrum’s expense unless such audit discloses a deficiency in the payments made by Purchaser (whether for itself or on behalf of its Affiliates) of more than [***] percent ([***]%) of the aggregate amount payable for the relevant period, in which case Purchaser will bear the cost of such audit. Each of the parties agrees that all information subject to review under this Section 4.5 is Purchaser’s Confidential Information that is subject to Spectrum’s confidentiality and non-use obligations under Section 9.5.2, and the

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Auditing Party agrees that it will cause its independent third-party auditors to also retain all such information subject to the non-disclosure and non-use restrictions of Section 9.5.2 or similar (but no less stringent) obligations of confidentiality and non-use customary in the accounting industry.
4.6    Purchase Price Allocation.
i.    The Purchase Price, the amount of the Assumed Liabilities, and the inventory payment under Section 5.1 (the “Consideration”) shall be allocated among the Acquired Assets, the licenses granted pursuant to Section 2.1.1 and the delivery of Licensed Know-How pursuant to Section 2.2 (collectively, the “Assets”) pursuant to a written allocation schedule (the “Allocation Schedule”). Spectrum will complete a draft Allocation Schedule allocating the Consideration to the Assets and provide a copy to Purchaser within [***] days after Closing.
ii.    Purchaser shall notify Spectrum within [***] days after the receipt thereof if it agrees with the draft Allocation Schedule prepared by Spectrum. The agreement shall not be unreasonably withheld, delayed or conditioned. Purchaser and Spectrum shall attempt to resolve any disagreement in good faith. If Purchaser and Spectrum fail to reach agreement as to an alternative allocation in the [***] days following such notice, the dispute with respect to the Allocation Schedule shall be presented on the next Business Day to a nationally recognized independent accounting firm mutually chosen by Purchaser and Spectrum, and if Purchaser and Spectrum cannot agree, mutually chosen by their respective independent accounting firms, for a decision that shall be rendered within [***] days thereafter. The independent accounting firm’s review shall be final and binding on all parties. The fees, costs and expenses incurred in connection therewith shall be [***]; provided, however, Purchaser shall bear the full amount of fees, costs and expenses if there are no material changes to the Allocation Schedule. Neither Spectrum nor Purchaser will file any tax return which is inconsistent with the Allocation Schedule.
iii.    Purchaser and Spectrum shall make appropriate adjustments to the Allocation Schedule to take into account subsequent adjustments to the Purchase Price, including any indemnification payments, which shall be treated for Tax purposes as adjustments to the Purchase Price, in accordance with applicable Legal Requirements.

5.	INVENTORY
5.1    Inventory Payment. Purchaser will pay to Spectrum, for Inventory purchased pursuant to the Supply Agreement, an amount determined in accordance therewith.

6.	CLOSING
6.1    The Closing. The licenses granted in Section 2.1.1 will take effect, and the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities (the “Closing”) will take place within five (5) Business Days following the satisfaction or waiver of the conditions set forth in Articles  11 and 12 that may be satisfied or waived prior to Closing, or

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

on such other date as Purchaser and Spectrum may agree in writing, in each case, subject to the satisfaction or waiver of the conditions set forth in Articles 11 and 12. For all purposes, the Closing shall be effective as of 11:59 p.m. on the Closing Date.
6.2    Closing Deliveries. The parties will take the actions set forth in this Section 6.2 at the Closing, in each case subject to satisfaction or waiver of the conditions set forth in Articles 11 and 12.
i.    Purchaser will deliver to Spectrum the consideration described in Section 4.1 by wire transfer of immediately available funds to the account designated on Schedule 6.2.1.
ii.    Spectrum will, and will cause its Affiliates who own Acquired Assets to, execute one or more bills of sale, in a form reasonably acceptable to Purchaser, with respect to all tangible personal property included in the Acquired Assets to be delivered at Closing.
iii.    Spectrum will, and will cause its Affiliates who own Business Domain Names to, execute one or more domain name assignments in a form to be mutually agreed by the parties.
iv.    Spectrum will, and will cause its Affiliates who own Acquired Assets to, and Purchaser will, execute an instrument of assignment and assumption in form and substance reasonably acceptable to the parties with respect to the Assumed Liabilities, Transferred Contracts, Transferred Permits, and other Acquired Assets and such other instruments as will be reasonably requested by Purchaser to vest in Purchaser title in and to the other Acquired Assets, in accordance with the provisions hereof.
v.    Purchaser and Spectrum will, or will cause their respective Affiliates to, as appropriate, execute and deliver to each other the following:
(a)    the Supply Agreement in a form to be mutually agreed by the parties within [***] days of the Closing Date (the “Supply Agreement”); and
(b)    the Pharmacovigilance Agreement in a form to be mutually agreed by the parties within [***] days of the Closing Date (the “Pharmacovigilance Agreement”).
vi.    Spectrum will, and will cause its Affiliates who own Acquired Assets that are in tangible form to deliver all such Acquired Assets to Purchaser.
vii.    The parties will deliver the various certificates, instruments and documents required of each of them under Articles 11 and 12.

7.	REPRESENTATIONS AND WARRANTIES OF SPECTRUM.
In order to induce Purchaser to enter into and perform this Agreement and to consummate the Contemplated Transactions, Spectrum hereby represents and warrants to Purchaser, as of the Closing Date, as set forth below. Notwithstanding the foregoing, Spectrum makes no

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

representations and warranties with respect to Biogen Idec, the Biogen Agreement or the Biogen IP unless otherwise expressly stated and expressly referenced.
7.1    Organization. Spectrum and any of its Affiliates that will be a party to any Ancillary Agreement is (a) duly organized, validly existing and, to the extent such concept is applicable in a jurisdiction, is in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and, to the extent such concept is applicable in a jurisdiction, in good standing in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary, except for those jurisdictions where the failure to be so qualified does not constitute a Material Adverse Effect.
7.2    Power and Authorization. The execution, delivery and performance by Spectrum and its Affiliates of this Agreement and each Ancillary Agreement to which Spectrum or such Affiliate is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of Spectrum and any such Affiliate and have been duly authorized by all necessary corporate, limited liability company or other applicable entity action on the part of Spectrum and any such Affiliate. This Agreement and each Ancillary Agreement to which Spectrum or any of its Affiliates is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at, prior to or after the Closing, will be) duly executed and delivered by Spectrum or any such Affiliate and (b) assuming the due execution and delivery by Purchaser, is (or, in the case of Ancillary Agreements to be entered into at or prior to the Closing, will be) a legal, valid and binding obligation of Spectrum and any such Affiliate, enforceable against Spectrum and such Affiliates, as applicable, in accordance with its terms, except as enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). Each of Spectrum and any of its Affiliates that will be a party to any Ancillary Agreement has the full power and authority necessary to own and use its assets related to the Licensed Business and carry on its relevant portion of the Licensed Business.
7.3    Authorization of Governmental Authorities. Except as disclosed on Schedule 7.3, and ignoring for this purpose the Permits and Section 3.6, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority in any Designated Country is required for, or in connection with (a) the authorization, execution, delivery and performance by Spectrum or any of its Affiliates of this Agreement and each Ancillary Agreement to which Spectrum or any of its Affiliates is (or will be) a party, (b) the consummation of the Contemplated Transactions by Spectrum or any of its Affiliates or (c) prevention of the termination of any right, privilege, license or agreement relating to the Contemplated Transactions or the continuation thereof following the Closing Date.
7.4    Noncontravention. Except as disclosed on Schedule 7.4, and ignoring for this purpose Section 3.5, neither the execution, delivery and performance by Spectrum or any of its Affiliates of this Agreement or any Ancillary Agreement to which it is (or will be) a party nor the consummation of the Contemplated Transactions will:

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

a.    assume the taking of any action by (including any authorization, consent or approval), or in respect of, or any filing with, any Governmental Authority, in each case, with respect to Permits or as disclosed on Schedule 7.3, violate any Legal Requirement applicable to Spectrum or any of its Affiliates in any Designated Country;
b.    result in a breach or violation of, or default under, or in the acceleration of, or create in any party the right to accelerate, terminate, modify or cancel, any Contractual Obligation of Spectrum or any of its Affiliates;
c.    require any action by (including any authorization, consent or approval) or in respect of (including notice to) any Person under any Contractual Obligation of Spectrum or any of its Affiliates;
d.    result in the creation or imposition of a material Encumbrance upon, or the forfeiture of, any Acquired Asset, the Biogen Agreement, any Business-Specific Licensed IP in the Territory or Shared Licensed IP (with regard to the Shared Licensed IP, to the extent it would affect Purchaser’s rights to such Shared Licensed IP under this Agreement); or
e.    result in a breach or violation of, or default under, the Organizational Documents of Spectrum or any of its Affiliates.
7.5    Other Rights. Neither Spectrum nor any of its Affiliates is a party to or otherwise bound by any oral or written contract or agreement that will result in any other Person obtaining any interest in, or that would give to any other Person any right to assert any claim in or with respect to, any of Spectrum’s or such Affiliate’s rights under this Agreement.
7.6    No Violation. Neither Spectrum nor any of its Affiliates is under any obligation to any Person, contractual or otherwise, that is in violation of the terms of this Agreement or that would impede the fulfillment of any of Spectrum’s or such Affiliate’s obligations hereunder.
7.7    No Debarment. As of the Closing Date, none of Spectrum’s employees, consultants or contractors:
a.    is debarred under Section 306(a) or 306(b) of the FD&C Act or by the analogous Legal Requirements of any Governmental Authority;
b.    has, to Spectrum’s knowledge, been charged with, or convicted of, any felony or misdemeanor within the ambit of 42 U.S.C. §§ 1320a-7(a), 1320a-7(b)(l)-(3), or pursuant to the analogous Legal Requirements of any Governmental Authority, or is proposed for exclusion, or the subject of exclusion or debarment proceedings by a Governmental Authority; and
c.    is excluded, suspended or debarred from participation, or otherwise ineligible to participate, in any U.S. or non-U.S. health care programs (or has been convicted of a criminal offense that falls within the scope of 42 U.S.C. §1320a-7 but not yet excluded, debarred, suspended or otherwise declared ineligible), or excluded, suspended or debarred by a

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Governmental Authority from participation, or otherwise ineligible to participate, in any procurement or non-procurement programs.
7.8    Financial Information. The financial information disclosed as set forth on Schedule 7.8 (a) was derived from the books and records of the Licensed Business, (b) has been prepared using good faith allocations of overhead and other expense items applicable to both the indicated Licensed Product and products other than the indicated Licensed Product where applicable, and (c) fairly presents, in all material respects, the results of operations of the Licensed Business and the Licensed Products as a whole for the indicated periods.
7.9    Absence of Certain Developments.
i.    Since April 1, 2012, the Licensed Business has been conducted in the Ordinary Course of Business and, except for the matters disclosed on Schedule 7.9.1 and matters in the Ordinary Course of Business:
(a)    (i) neither Spectrum nor any of its Affiliates has entered into, amended, terminated or otherwise modified any Transferred Contract required to be disclosed on Schedule 7.19 (or any Contractual Obligation that would have qualified as such had it not been previously terminated) and (ii) to Spectrum’s Knowledge, no third party has amended, terminated or otherwise modified any Transferred Contract that, individually or in the aggregate, would have a Material Adverse Effect;
(b)    there has not been any event, occurrence or development that has had, or would have, individually or in the aggregate, a Material Adverse Effect except as has been previously disclosed to Purchaser;
(c)    neither Spectrum nor any of its Affiliates has subjected any of the Acquired Assets or Licensed IP in the Territory to any Encumbrances except Permitted Encumbrances;
(d)    there has not been any damage to or destruction or loss of any Acquired Asset, whether or not covered by insurance;
(e)    neither Spectrum nor any of its Affiliates has sold, transferred, leased, subleased, licensed or otherwise transferred or disposed of, to any third party, any Acquired Assets or Licensed IP in the Licensed Territory; or
(f)    there has not been any indication by any supplier of an intention to discontinue or change the terms of its relationship with Spectrum.
7.10    Assets. Spectrum and any of its Affiliates which holds Acquired Assets has good and marketable title to, or, in the case of property held under a lease, license or other Contractual Obligation, an Enforceable leasehold interest, license or other contractual right in, or right to use, all of the Acquired Assets. Except as disclosed on Schedule 7.10, none of the Acquired Assets is subject to any Encumbrance which is not a Permitted Encumbrance.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.11    Real Property. There is no real property or leasehold interest in real property included in the Acquired Assets.
7.12    Litigation.
i.    There is no suit, claim, action, investigation, litigation or proceeding pending or, to Spectrum’s Knowledge, threatened against Spectrum or its Affiliates, with respect to the Acquired Assets, the Licensed Products or the Licensed Business, which (i) if adversely determined would result in a Material Adverse Effect or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement, nor to Spectrum’s Knowledge, has any suit, claim, action, investigation, litigation or proceeding been brought or threatened since April 1, 2012.
ii.    Bayer did not disclose any suit, claim, action, investigation, litigation or proceeding pending or threatened against Bayer or its Affiliates, with respect to the Acquired Assets, the Licensed Products or the Licensed Business, which (i) if adversely determined would result in a Material Adverse Effect on the Bayer Business or (ii) challenged or sought to prevent or enjoin the transactions contemplated by the Bayer Agreement.
7.13    No Unauthorized Use. Since April 1, 2012, neither Spectrum nor any of its Affiliates has received any written notice of any unauthorized use, infringement, misappropriation or dilution by any Person, including any current or former employee or consultant of Spectrum, of any of the Acquired Assets.
7.14    Intellectual Property.
7.14.1    Business Names. Schedule 7.14.1 shall identify as of the Closing Date (a) all Business Domain Names (b) any pending application for a Business Domain Name and (c) any Contractual Obligation relating to any Business Domain Name. For each such Business Domain Name or application therefor, Schedule 7.14.1 sets forth Business Domain Name, expiration date, owner, registrar, admin-contact, tech-contact and search results on whether Business Domain Names are in use.
7.14.2    Licensed IP.
(a)    Part A of Schedule 7.14.2 identifies as of the Closing Date a complete and accurate list of (i) all registered Business-Specific Licensed Trademarks and issued Business-Specific Licensed Patents in the Licensed Territory, (ii) each pending application in the Licensed Territory with respect to any Business-Specific Licensed IP specified in (i) above, and (iii) each Out-License Agreement.
(b)    Part B of Schedule 7.14.2 identifies as of the Closing Date a complete and accurate list of (i) all issued Shared Licensed Patents in the Licensed Territory, and (ii) each pending application in the Licensed Territory with respect to any Shared Licensed Patents specified in (i) above.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

(c)    For each issued or filed Licensed Patent, Schedule 7.14.2 sets forth as of the Closing Date, the country in the Licensed Territory, title, patent number (if issued), application number, filing date, issue date, inventors and any continuity relationship (such as continuation, continuation-in-part, divisional) with respect to any other Patent Right. For each registered Business-Specific Licensed Trademark, Schedule 7.14.2 sets forth the mark, country of registration in the Licensed Territory, registration number (if issued), application number, filing date, issue date and the description of goods or services covered. For each registered Licensed Copyright, Schedule 7.14.2 sets forth as of the Closing Date, the title of the work of authorship, the country in the Territory, and the registration number and registration date if registered or the application date if filed but unregistered.
7.14.3    Renewal and Maintenance Fees. All material renewal and maintenance fees due as of the Closing Date with respect to the prosecution and maintenance of the Licensed Patents have been paid.
7.14.4    Third Party Agreements. Other than the Third Party Agreements identified on Schedule 7.14.1 and Schedule 7.14.2, as of the Closing Date, Spectrum has not granted any options, licenses, agreements or covenants of any kind relating to the Bayer Agreement, the Business-Specific Licensed IP in the Licensed Territory or Business Domain Names. Except as provided in an Out-License Agreement identified on Schedule 7.14.2, as of the Closing Date, neither Spectrum nor its Affiliates are obligated to indemnify any Person against a charge of infringement of Intellectual Property with respect to the Licensed Products. Each Third Party Agreement and its amendments (i) assuming any such Third Party Agreement and any amendments thereto are Enforceable against the third party or parties that are party to such Third Party Agreement, constitutes an Enforceable Contractual Obligation of Spectrum or its Affiliates party thereto, and is in full force and effect, and subject to Schedules 7.3 and 7.4, will continue to be in full force and effect on identical terms immediately following the Closing. Spectrum or its Affiliate has performed in all material respects all of its obligations under each of the Third Party Agreements and Spectrum or its Affiliates are not (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect under any Third Party Agreement and, to Spectrum’s Knowledge, no other party to any such Contractual Obligation is (with or without the lapse of time or the giving of notice, or both) in breach or default in any material respect thereunder. Except for required consents to assign the agreements set forth on Schedules 7.3 and 7.4, the entry into and consummation of the Contemplated Transactions will not give the counterparty to any Third Party Agreement the right to terminate such Third Party Agreement and will not give rise to any other right of such counterparty with respect to the Business-Specific Licensed IP in the Licensed Territory or Business Domain Names.
7.14.5    Title. Except as specified on Schedule 7.14.1 or Schedule 7.14.2, Spectrum or its Affiliate identified on Schedule 7.14.1 or Schedule 7.14.2, as applicable, owns and possesses all rights, title and interests transferred or licensed by Bayer to Spectrum under the Bayer Agreement in and to (a) the Business Domain Names and (b) the Business-Specific Licensed IP and the Shared Licensed IP in the Licensed Territory. There is no outstanding breach by Spectrum or its Affiliates of the Bayer Agreement.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.14.6    Validity and Enforceability. Except as specified on Schedules 7.9.1 and 7.14.6, to Spectrum’s Knowledge, the registered or issued Business-Specific Licensed IP is, valid and enforceable (or, in the case of applications for Patent Rights, are pending) in the Licensed Territory.
7.14.7    Licensed IP. The Licensed IP contains all the Intellectual Property Controlled by Spectrum or its Affiliates and used by Spectrum or its Affiliates in the manufacture, use, sale, distribution or importation of the Licensed Products in the Licensed Territory. Other than the Licensed IP, there is no other Intellectual Property Controlled by Spectrum or its Affiliates and used by Spectrum or its Affiliates in the Licensed Business. For the avoidance of doubt, Spectrum or its Affiliates Control the Licensed IP only to the extent provided in the In-License Agreements in accordance with the terms and conditions of the In-License Agreements.
7.14.8    Orders. Except as specified on Schedules 7.14.8 and 7.14.13, no Licensed IP owned by Spectrum or its Affiliates is subject to any outstanding Governmental Order in the Territory, and no Action is pending or, to Spectrum’s Knowledge, threatened, in the Licensed Territory that challenges the legality, validity, Enforceable nature of, use or ownership of such Licensed IP. In addition, to Spectrum’s Knowledge, (a) the Biogen IP licensed to Spectrum or its Affiliates is not subject to any outstanding Governmental Order in the Territory, and (b) no Action is pending or threatened in the Territory that challenges the legality, validity, Enforceable nature of, use or ownership of such Business-Specific Licensed IP and Shared Licensed IP. There is no outstanding Governmental Order in the Licensed Territory that restricts Spectrum from granting to Purchaser the licenses granted in Section 2.1.1.
7.14.9    Notice of Infringement or Misappropriation. Spectrum has not received any written notice from any third party asserting or alleging that (i) the conduct of the Licensed Business prior to the Closing Date infringed or misappropriated any Intellectual Property rights of such third party or (ii) the exercise of Purchaser’s rights granted under this Agreement infringes or would infringe any Intellectual Property rights of third parties.
7.14.10    Infringement and Misappropriation. To Spectrum’s Knowledge, the conduct of the Licensed Business will not interfere with, infringe upon, misappropriate (or any other terms in jurisdictions other than the United States that have similar meaning) any Intellectual Property rights of third parties.
7.14.11    Third Party Infringement and Misappropriation. Except as set forth on Schedule 7.14.11, to Spectrum’s Knowledge, no third party is infringing upon or has misappropriated any Biogen IP, Business-Specific Licensed IP or Business Domain Name in the Licensed Territory, and no third party is infringing upon or has misappropriated any Shared Licensed IP (to the extent such actions affect Purchaser’s rights in the Shared Licensed IP) in the Licensed Territory.
7.14.12    Royalties. Except as disclosed on Schedule 7.14.12, there are no contracts which require the payment of royalties by Spectrum or its Affiliates with respect to the sales of Licensed Products.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.14.13    Litigation. Except as specified on Schedule 7.14.13, to Spectrum’s Knowledge, no Actions concerning the Licensed IP or Business Domain Names are currently pending or are, to Spectrum’s Knowledge, threatened, in the Licensed Territory that, if determined adversely to Spectrum, would have a Material Adverse Effect on the Contemplated Transactions or would impair in any material respect Purchaser’s rights under the licenses granted in Section 2.1.1.
7.15    Legal Compliance; Permits; Regulatory Matters.
7.15.1    Compliance. Neither Spectrum nor any of its Affiliates, in each case with respect to the Licensed Business, has since April 1, 2012, been in material breach or violation of, or material default under any material Legal Requirement.
7.15.2    Permits. Except as set forth on Schedule 7.15.2, Spectrum and each Affiliate, which conducts a portion of the Licensed Business has been duly granted in the Designated Countries all Permits under all Legal Requirements necessary for the conduct of the Licensed Business and exclusively related to the Licensed Business. Schedule 7.15.2 shall list as of the Closing Date each Permit and pending application therefor used (or intended for use in, in the case of pending applications) in the Licensed Business, including all Permits pursuant to which Spectrum or any of its Affiliates is authorized or licensed to manufacture, market or sell a Licensed Product. Except as disclosed on Schedule 7.15.2 as of the Closing Date, with respect to Designated Countries, (a) such Permits are valid and in full force and effect, (b) neither Spectrum nor any of its Affiliates is in material breach or violation of, or material default under, any such Permit, (c) Spectrum and each Affiliate has filed all material reports, notifications and filings with, and has paid all regulatory fees to, the applicable Governmental Authority necessary to maintain all of such Permits in full force and effect, and (d) since April 1, 2012, neither Spectrum nor any of its Affiliates has received written notice to the effect that a Governmental Authority was or is considering the withdrawal, suspension, termination, revocation or cancellation of any such Permit.
7.15.3    Regulatory and Related Matters. Except as disclosed on Schedule 7.15.3, since April 1, 2012, with respect to the Licensed Business and the Licensed Products, in the Designated Countries neither Spectrum nor any of its Affiliates (a) has received any written notice from any Person alleging any violation of any material Legal Requirement, or (b) been the subject of a written order or a written assessment of penalty by any Governmental Authority.
7.16    Clinical Investigations. Schedule 7.16 shall list as of the Closing Date any interest or ownership rights of Spectrum in, and any regulatory filings or submissions by Spectrum since April 1, 2012 and still outstanding related to, the conduct of clinical investigations relating to Licensed Product in the Licensed Territory.
7.17    Regulatory Filings. Except as disclosed on Schedule 7.17, to Spectrum’s Knowledge or the knowledge of each Affiliate which conducts a portion of the Licensed Business, all regulatory filings were prepared, filed and maintained in accordance with applicable Legal Requirements.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.18    Safety and Efficacy. Except as disclosed on Schedule 7.18 and except as would not have a Material Adverse Effect, since April 1, 2012, (i) there have not been any problems concerning the safety or efficacy of the Licensed Product (including any of its ingredients) or of any questions raised by any Governmental Authority with respect thereto, (ii) Spectrum has informed Purchaser of all adverse drug reactions known to Spectrum relating to the Product or its use and (iii) there has not been any occurrence of any product recall, market withdrawal or replacement, or post-sale warning by or on behalf of Spectrum concerning Licensed Product.
7.19    Contracts. Schedule 7.19 sets forth as of the Closing Date each Transferred Contract described below:
a.    any Contractual Obligation (or group of related Contractual Obligations) related to the Licensed Business the performance of which involves annual payments to or by Spectrum and its Affiliates in the aggregate in excess of $100,000, other than any Contractual Obligation which by its terms can be terminated upon no greater than sixty (60) days’ notice without material penalty or any further obligation or Liability to Spectrum or any of its Affiliates;
b.    any licenses of Intellectual Property related to the Licensed Business; and
c.    any Contractual Obligation with any Governmental Authority and related to the Licensed Business.
7.20    Enforceability, etc. Each Contractual Obligation required to be disclosed on Schedule 7.19 and which is a Transferred Contract or Joint Contract (each, a “Disclosed Contract”) is Enforceable against Spectrum or its Affiliate (assuming for this purpose that such Contractual Obligation is Enforceable against the counterparties to such Contractual Obligation) and is in full force and effect, and, subject to obtaining any necessary consents disclosed in Schedule 7.3 or Schedule 7.4, will continue to be so Enforceable and in full force and effect on substantially identical terms immediately following the Closing.
7.21    Breach, etc. Neither Spectrum nor any of its Affiliates nor, to Spectrum’s Knowledge, any other party to any Disclosed Contract, is in material breach or material violation of, or material default under any Disclosed Contract.
7.22    Litigation; Governmental Orders. Except as disclosed on Schedule 7.22, there is no Action to which Spectrum or an Affiliate is a party (either as plaintiff or defendant) or to which the Acquired Assets are subject pending, or to Spectrum’s Knowledge, threatened, in each case with respect to the Licensed Business or the Licensed Products in the Licensed Territory. Except as disclosed on Schedule 7.22, no Governmental Order has been issued and remains in force which is applicable to the Licensed Business or any Acquired Asset in the Licensed Territory.
7.23    No Brokers. Neither Spectrum nor any of its Affiliates has any Liability of any kind to, or is subject to any claim of, any broker, finder or agent in connection with the Contemplated Transactions other than those which will be borne by Spectrum or an Affiliate.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.24    Access to Information. Spectrum has allowed, and will continue to allow, Purchaser reasonable access to all material information in Spectrum’s possession or Control relating to the Licensed Business.
7.25    Third Party Confidentiality. Spectrum has not disclosed any Licensed Know-How to a third party not subject to continuing obligations of confidentiality owed to Spectrum or its Affiliates.
7.26    Tax Matters.
7.26.1    Spectrum has timely filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all respects. All Taxes owed by Spectrum (whether or not shown on any Tax Return) have been paid. Spectrum is currently not the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by a Governmental Authority in a jurisdiction where Spectrum does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. Spectrum has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment, reassessment or deficiency.
7.26.2    Spectrum has timely withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party and all Tax Returns with respect thereto have been correctly completed and timely filed.
7.26.3    Spectrum has not received written or oral notice from any Governmental Authority (a) that such Governmental Authority has assessed or reassessed additional Taxes for any period for which Tax Returns have been filed or (b) regarding an intended assessment or reassessment of such taxes. There is no dispute or claim concerning any Tax liability of Spectrum that has been raised in writing by any Governmental Authority or of which Spectrum has knowledge based on personal contact with any agent of any Governmental Authority. Except as set forth in Schedule 7.26.3, there have been no audits, examinations or legal proceedings (whether active or closed) involving Tax matters in respect of the Licensed Business.
7.26.4    The Assumed Liabilities will not include a “parachute payment” within the meaning of Section 280G of the Code.
7.26.5    Except as set forth on Schedule 7.26.5, there are no Encumbrances with respect to Taxes upon any Acquired Asset, other than for current Taxes not yet due and payable.
7.26.6    No private letter ruling of a Governmental Authority or comparable material ruling or guidance issued by a Governmental Authority in writing in respect of the Licensed Business has been received or requested.
7.26.7    No Liability for Taxes has been incurred by or in respect of the Licensed Business arising from extraordinary gains or losses outside the ordinary course of business consistent with past practice.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

7.26.8    Spectrum is not a party to a Tax allocation, indemnification or sharing agreement (or any similar agreement), is not liable for the Taxes of any Person as a result of being a member of an affiliated, consolidated, combined or unitary group for any period and is not liable for another Person’s Taxes as a transferee or successor, by contract or otherwise.
7.27    No Undisclosed Liabilities. Except as set forth on Schedule 7.27, and except as would not have a Material Adverse Effect, Spectrum has no Liabilities with respect to the Acquired Assets, except for current Liabilities incurred in the Ordinary Course of Business.
7.28    Labor Disputes; Compliance. Spectrum has complied in all respects with all Legal Requirements relating to employment practices, terms and conditions of employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining and other requirements under all applicable Legal Requirements, the payment of social security and similar Taxes and occupational safety and health. Spectrum is not liable for the payment of any Taxes, fines, penalties or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.
7.29    Compliance with The Foreign Corrupt Practices Act and Export Control and Antiboycott Laws.
7.29.1    Spectrum and its Representatives have not, to obtain or retain business, directly or indirectly offered, paid or promised to pay, or authorized the payment of, any money or other thing of value (including any fee, gift, sample, travel expense or entertainment with a value in excess of One Hundred U.S. Dollars ($100.00) in the aggregate to any one individual in any year) or any commission payment of any amount payable, to: (i) any Person who is an official, officer, agent, employee or representative of any Governmental Authority or of any existing or prospective customer (whether government owned or nongovernment owned); (ii) any political party or official thereof; (iii) any candidate for political or political party office; or (iv) any other individual or entity while knowing or having reason to believe that all or any portion of such money or thing of value would be offered, given or promised, directly or indirectly, to any such official, officer, agent, employee, representative, political party, political party official, candidate, individual or any entity affiliated with such customer, political party or official or political office.
7.29.2    Since April 1, 2012, each transaction related to the Licensed Business is properly and accurately recorded on the books and records of Spectrum, and each document upon which entries in Spectrum’s books and records are based is complete and accurate in all material respects. Spectrum maintains a system of internal accounting controls adequate to insure that Spectrum maintains no off-the-books accounts and that Spectrum’s material assets are used only in accordance with Spectrum’s management directives.
7.30    Solvency.
7.30.1    Spectrum is not now insolvent and will not be rendered insolvent by any of the Contemplated Transactions. As used in this section, “insolvent” means that the sum of the

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

debts and other probable Liabilities of Spectrum exceeds the present fair saleable value of Spectrum’s assets.
7.30.2    Immediately after giving effect to the consummation of the Contemplated Transactions: (i) Spectrum will be able to pay its Liabilities as they become due in the usual course of its business; (ii) Spectrum will have assets (calculated at fair market value) that exceed its Liabilities; and (iii) taking into account all pending and threatened litigation, final judgments against Spectrum in actions for money damages are not reasonably anticipated to be rendered at a time when, or in amounts such that, Spectrum will be unable to satisfy any such judgments promptly in accordance with their terms (taking into account the maximum probable amount of such judgments in any such actions and the earliest reasonable time at which such judgments might be rendered) as well as all other obligations of Spectrum. The cash available to Spectrum, after taking into account all other anticipated uses of the cash, will be sufficient to pay all such debts and judgments promptly in accordance with their terms.

8.	REPRESENTATIONS AND WARRANTIES OF PURCHASER.
In order to induce Spectrum to enter into and perform this Agreement and to consummate the Contemplated Transactions, Purchaser hereby represents and warrants to Spectrum, as of the date hereof and as of the Closing Date, that:
8.1    Organization. Purchaser and any Affiliate of Purchaser that will be a party to any Ancillary Agreement is (a) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and (b) is duly qualified to do business and in good standing in each jurisdiction where the nature of the activities conducted by it or the character of the property owned by it make such qualification necessary, except for those jurisdictions where the failure to be so qualified does not have a material adverse effect on Purchaser or any such Affiliate of Purchaser.
8.2    Power and Authorization. The execution, delivery and performance by Purchaser and its Affiliates of this Agreement and each Ancillary Agreement to which Purchaser or such Affiliate is (or will be) a party and the consummation of the Contemplated Transactions are within the power and authority of Purchaser and any such Affiliate and have been duly authorized by all necessary corporate action on the part of Purchaser and any such Affiliate. This Agreement and each Ancillary Agreement to which Purchaser or an Affiliate is (or will be) a party (a) has been (or, in the case of Ancillary Agreements to be entered into at, prior to or after the Closing, will be) duly executed and delivered by Purchaser or its Affiliate and (b) assuming the due execution and delivery by Spectrum is (or in the case of Ancillary Agreements to be entered into at, prior to or after the Closing, will be) a legal, valid and binding obligation of Purchaser or its Affiliate, enforceable against Purchaser or its Affiliate in accordance with its terms, except as that enforceability may be (i) limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) subject to general principles of equity (regardless of whether that enforceability is considered in a proceeding in equity or at law). Each of Purchaser and each Affiliate that will be a party to any Ancillary Agreement has the full power and authority necessary to own and use

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

the Acquired Assets related to the Business that is held by it as of the Closing Date and carry on its relevant portion of Business.
8.3    Authorization of Governmental Authorities. Except as disclosed on Schedule 8.3, no action by (including any authorization, consent or approval), or in respect of, or filing with, any Governmental Authority in any Designated Country is required for, or in connection with (a) the authorization, execution, delivery and performance by Purchaser or any of its Affiliates of this Agreement and each Ancillary Agreement to which it is (or will be) a party (b) the consummation of the Contemplated Transactions by Purchaser or any of its Affiliates or (c) prevention of the termination of any right, privilege, license or agreement relating to the Contemplated Transactions or the continuation thereof following the Closing Date.
8.4    Noncontravention. Except as disclosed on Schedule 8.4 or as would not reasonably be expected to have a material adverse effect on the ability of Purchaser and its Affiliates to consummate the Contemplated Transactions on a timely basis, neither the execution, delivery and performance by Purchaser or any of its Affiliates of this Agreement or any Ancillary Agreement to which Purchaser or any of its Affiliates is (or will be) a party nor the consummation of the Contemplated Transactions will:
a.    assume the taking of any action by (including any authorization, consent or approval) or in respect of, or any filing with, any Governmental Authority, in each case, as disclosed on Schedule 8.3, violate any provision of any Legal Requirement applicable to Purchaser or any of its Affiliates in any Designated Country;
b.    result in a breach or violation of, or default under, any Contractual Obligation of Purchaser or any of its Affiliates;
c.    require any action by (including any authorization, consent or approval) or in respect of (including notice to), any Person under any Contractual Obligation; or
d.    result in a breach or violation of, or default under, the Organizational Documents of Purchaser or any of its Affiliates.
8.5    No Brokers. Neither Purchaser nor any of its Affiliates has any Liability of any kind to, and is not subject to any claim of, any broker, finder or agent with respect to the Contemplated Transactions other than those which will be borne by Purchaser or any of its Affiliates.
8.6    Litigation. There is no suit, claim, action, investigation, litigation or proceeding pending or, to the knowledge of Purchaser or its Affiliates, threatened against Purchaser or its Affiliates, with respect to the Acquired Assets, the Licensed Products or the Business in the Territory which (i) if adversely determined would result in a material adverse effect on Purchaser or its Affiliates or (ii) challenges or seeks to prevent or enjoin the transactions contemplated by this Agreement.

9.	COVENANTS.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

9.1    Closing. Spectrum will, and will cause its Affiliates to, and Purchaser will, each use commercially reasonable efforts to cause all of the conditions to the consummation of the Contemplated Transactions to be satisfied as soon as practicable.
9.2    Omitted.
9.3    Omitted.
9.4    Omitted.
9.5    Confidentiality.
9.5.1    Disclosure of Information. All information disclosed by a party or its Affiliate to the other party or its Affiliate pursuant to the Confidential Disclosure Agreement shall be deemed to be such party’s Confidential Information disclosed hereunder and the other party shall have the confidentiality, non-use and non-disclosure obligations set forth in this Section 9.5. In the event that any such obligations conflict with the obligations set forth in the Confidential Disclosure Agreement, then the other party and its Affiliates shall comply with the obligations set forth in this Section 9.5.
9.5.2    Non-Disclosure and Non-Use.
(a)    Confidential Information. Purchaser and Spectrum agree that the terms and conditions of this Agreement and the Ancillary Agreements, any activities conducted in connection with or pursuant to this Agreement or the Ancillary Agreements, and information disclosed by either party in accordance with this Agreement or the Ancillary Agreements or in the course of performance under the Ancillary Agreements, including the performance and receipt of services under the Ancillary Agreements (“Confidential Information”), will be used and disclosed by the receiving party only to perform its obligations and exercise its rights under this Agreement and the Ancillary Agreements and/or to conduct the Business. Information relating to the Acquired Assets, Licensed Products (to the extent it is not Shared Licensed IP) and Business-Specific Licensed IP will be considered the Confidential Information of Purchaser. The terms and conditions of this Agreement will be considered the Confidential Information of the parties to the Agreement, as if all parties were receiving parties. Notwithstanding the foregoing, Confidential Information will not include:
(i)
    information (other than information relating to the Acquired Assets, Licensed Products (to the extent it is not Shared Licensed IP) and Business-Specific Licensed IP) that the receiving party can establish was already known by the receiving party (other than under an obligation of confidentiality) at the time of disclosure by the disclosing party;
(ii)
    information that the receiving party can establish was generally

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

available to the public or otherwise part of the public domain at the time of its disclosure to the receiving party; or
(iii)
    information that the receiving party can establish became generally available to the public or otherwise part of the public domain after its disclosure or development, as the case may be, other than through any act or omission of the receiving party or any of its Affiliates.
(b)    Authorized Disclosure and Use. Notwithstanding the foregoing provisions of Subsection (a), each party may disclose Confidential Information belonging to the other party to the extent such disclosure is reasonably necessary to:
(i)
    prosecute or defend an Action;
(ii)
    comply with applicable Legal Requirements and any stock exchange rules; or
(iii)
    make filings and submissions to, or correspond or communicate with, any Governmental Authority.
In the event a party deems it reasonably necessary to disclose Confidential Information belonging to the other party pursuant to clauses (i), (ii) or (iii) of this Section 9.5.2(b), the disclosing party will (unless prohibited by applicable Legal Requirements) give reasonable advance notice of such disclosure to the other party, consult with the other party with regard to the disclosure of Confidential Information and take all reasonable measures to ensure confidential treatment of such information. Each party will promptly notify the other party upon becoming aware of any misappropriation or unauthorized disclosure or use of the other party’s Confidential Information.
9.6    Publicity. The parties will reasonably agree to the press releases announcing the transactions contemplated by this Agreement. On or after the date the press releases are agreed, the parties hereto may make public disclosures regarding the transactions contemplated by this Agreement provided such disclosure is consistent with the agreed upon press release, or by the mutual written consent of Purchaser and Spectrum, or other information previously publicly disclosed in compliance herewith. The provisions of this Section 9.6 will not prohibit (a) any disclosure required by any applicable Legal Requirements, or the rules of any stock market (in which case the disclosing party will provide the other parties with the opportunity to review in advance the disclosure) or (b) any disclosure made in connection with the enforcement of any right or remedy relating to this Agreement or the Contemplated Transactions.
9.7    Transfer of Certain Funds Received Post-Closing. With respect to any and all amounts received or collected by Spectrum or any of its Affiliates from and after the Closing

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

attributable to, or in respect of, the Licensed Business (other than with respect to an Excluded Asset), Spectrum will provide notice of such receipt or collection to Purchaser (including information included with such payment or otherwise within Spectrum’s possession with respect to such payment, including invoice and/or remittance information) and pay monthly to Purchaser any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by Purchaser or by other means acceptable to Purchaser. With respect to any and all amounts received or collected by Purchaser or any of its Affiliates from and after the Closing attributable to, or in respect of, any Excluded Asset, Purchaser will provide notice of such receipt or collection to Spectrum (including information included with such payment or otherwise within Spectrum’s possession with respect to such payment, including invoice and/or remittance information) and pay monthly to Spectrum any and all such amounts so received or collected by wire transfer of immediately available funds to an account specified by Spectrum or by other means acceptable to Spectrum.
9.8    Transfer of Permits.
i.    Promptly after the Closing Date, the parties will collaborate to determine a timetable and procedure for the transfer or re-issuance to Purchaser of all Permits held by Spectrum, Bayer or their Affiliates used in the Licensed Business. The parties shall, and shall cause their Affiliates to, use commercially reasonable efforts to (a) provide the required notices to, and/or obtain the authorizations, approvals, consents or waivers from, Governmental Authorities and third parties in order to transfer all Transferred Permits to Purchaser or its Affiliates and/or to enable Purchaser or its Affiliates to obtain its or their own substitute Permits for the Licensed Business and (b) to the extent permitted under applicable Legal Requirements and/or the issuing body of a Permit, allow Purchaser or its Affiliates to distribute, market, import and sell Licensed Products from and after the Closing while the applicable Permit remains held by Spectrum, Bayer or an Affiliate of Spectrum or Bayer or until Purchaser or its Affiliates can obtain its or their own Permit or the applicable Permits are transferred to Purchaser. With respect to all Permits that relate in part to the Licensed Business and in part to the businesses of Spectrum, Bayer and their Affiliates other than the Licensed Business (the “Joint Permits”), each of Purchaser and Spectrum shall use commercially reasonable efforts in seeking separate Permits for each such business.
ii.    Purchaser will, or will cause its Affiliates to, use commercially reasonable efforts to apply for transfers of Permits or issuances of substitute Permits as promptly as practicable following Closing and in any event to achieve such transfers on or before January 1, 2018.
9.9    Rebates, Chargebacks, Returns and Other Adjustments. Responsibility for returns, rebates, chargebacks, cash discounts and fees for services paid to wholesalers and distributors will be allocated between Spectrum and Purchaser in accordance with this Section 9.9, except as may otherwise be required by applicable Legal Requirement. Sections 9.9.1 through 9.9.4 apply to such items generated in each country where such allocation methods may reasonably be applied. In each other country where the allocation methods cannot be reasonably

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

applied, the parties will work in good faith to determine an alternative allocation method in accordance with the principles set forth herein.
9.9.1    Rebates. All rebates calculated against periods entirely preceding the Closing Date shall be the sole responsibility of Spectrum. All rebates calculated against periods including or following the Closing Date will be the sole responsibility of Purchaser, except that Spectrum will make a payment to Purchaser to account for the portion of the quarter in which the Closing Date occurred during which Spectrum owned the Business and the amount of inventory in the wholesale and distribution channels on the Closing Date. Calculation of this payment will be based on the application of a ratio, being the number of Business Days in the calendar quarter in which the Closing Date occurred prior to and including the Closing Date, plus the number of days of supply of a Licensed Product held by wholesalers and distributors on the Closing Date, divided by the total number of Business Days in such calendar quarter, stated as follows:

(A+C) =	“Spectrum Rebate Liability” (expressed as %)
B

A =	The number of Business Days from and including the first day of the applicable quarter to and including the Closing Date.

B =	The number of Business Days in the applicable calendar quarter.

C =	The number of Business Days of supply of a Licensed Product held by wholesalers and distributors on the Closing Date (the “Days of Channel Inventory”); whereby the sum of A and C shall not exceed B.
9.9.2    Chargebacks. The obligations of the parties for chargebacks will be allocated based on the setting of a Chargeback Liability Shift Date with chargebacks on wholesaler invoices to their customers dated before the Chargeback Liability Shift Date being the obligation of Spectrum, and chargebacks on wholesaler invoices to their customer sent on or after that date being the responsibility of Purchaser. The “Chargeback Liability Shift Date” shall be the number of Business Days after the Closing Date equal to the Days of Channel Inventory on the Closing Date. Whether an invoice falls before or after the Chargeback Liability Shift Date shall be determined by reference to the date on the wholesaler invoice to its customer. This analysis will be done on an invoice-by-invoice basis for each Licensed Product. Purchaser will pay all chargebacks which become due after the Closing Date, and will invoice Spectrum monthly for the chargebacks for which Spectrum is responsible.
9.9.3    Fees for Service. If a wholesaler, distributor or retailer is entitled to a fee-for-service delivered over time (e.g., inventory management services) such fee will be prorated between Spectrum and Purchaser based on the relative portion of such period falling before or after the Closing Date.
9.9.4    Returns. Any return from a production lot of Licensed Product, one hundred percent (100%) of which was sold by Spectrum, will be the sole responsibility of Spectrum. Any return from a production lot of Licensed Product, one hundred percent (100%) of

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

which was sold by Purchaser, will be the sole responsibility of Purchaser. Any return from a production lot sold partially by Spectrum and partially by Purchaser shall be shared by Spectrum and Purchaser as described below.
(a)    The average dating of inventory of a Licensed Product manufactured in a production lot sold partially by Spectrum and partially by Purchaser at the time of sale by Spectrum or an Affiliate over the year preceding the Closing Date expressed in months to expiry will be determined as of the Closing Date (the “Average Age”) and added to the Closing Date to determine an “Adjusted Expiration Date.”
(b)    The period extending from three (3) months before the Adjusted Expiration Date to six (6) months after the Adjusted Expiration Date will be the “Overlap Period.”
Any return of a Licensed Product prior to the Overlap Period will be the sole responsibility of Spectrum. Any return of a Licensed Product after the Overlap Period will be the sole responsibility of Purchaser. Responsibility for any return of a Licensed Product during the Overlap Period will be shared equally by Spectrum and Purchaser 50/50. The Average Age will be determined, to the extent practicable, on the basis of appropriate documentation and substantiation, and in circumstances where substantiation is not practicable, the reasonable, good faith estimate of the parties.
9.10    Transition Assets. To the extent Spectrum or its Affiliates requires the use of any Acquired Asset to perform its obligations under any of the Ancillary Agreements (the “Transition Assets”), Spectrum will inform Purchaser of such need and Purchaser will make such Transition Assets available to Spectrum for this purpose for the period of time Spectrum requires such Transition Assets to perform its obligations under any of the Ancillary Agreements.
9.11    Joint Contracts. With respect to any Contractual Obligations with third parties relating in part to the Licensed Business and in part to the businesses of Spectrum, Bayer and their Affiliates other than the Licensed Business (including Spectrum’s Business in the Spectrum Territory), which shall be set forth on Schedule 9.11 (each, a “Joint Contract”), Purchaser will attempt to enter into a separate Contractual Obligation with the counterparty or counterparties to such Joint Contract with respect to the portion of such Joint Contract exclusively related to the Licensed Business on the same terms and conditions applicable to the Licensed Business. If Purchaser is unable to replace such Joint Contract with a separate Contractual Obligation the portion of a Joint Contract exclusively related to the Licensed Business, Spectrum will, and will cause its Affiliates to, if permitted by the Terms of such Joint Contract, take commercially reasonable efforts (including by seeking an amendment of the Joint Contract, if necessary) to provide to Purchaser the benefits under such Joint Contract with respect to the Licensed Business, until the stated expiration of such Joint Contract, without regard to any available renewal options. In such event, the benefits and obligations under such Joint Contract exclusively related to the Licensed Business shall be for the account of Purchaser, and the remaining benefits and obligations shall be retained by Spectrum and its Affiliates. Spectrum and each of its Affiliates that are parties to any Joint Contract shall perform their obligations

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

thereunder so as not to create a material default. Neither Spectrum nor its Affiliates will be obligated to extend credit to Purchaser under a Joint Contract.
9.12    Notices and Consents.
i.    Spectrum will, and will cause its Affiliates to, give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are set forth on Schedule 7.3 and Schedule 7.4.
ii.    Purchaser will, and will cause its Affiliates to, give all notices to, make all filings with and use its commercially reasonable efforts to obtain all authorizations, consents or approvals from, any Governmental Authority or other Person that are set forth on Schedule 8.3 and Schedule 8.4.
9.13    Non-Competition. From and after the Effective Date, for a period of [***], or if such period is not allowable by law in a country, then for the maximum period allowable by law in such country, Spectrum and its Affiliates will not, directly manufacture, offer for sale, sell, distribute, or actively assist or enable a third Person to manufacture, offer for sale, sell, distribute, [***]. If Spectrum acquires a Person which is in the business of distributing, marketing or selling [***], it will not be deemed in violation of this Section 9.13 if it [***]; provided, however, if such business is acquired within [***].
9.14    Transaction Expenses. Except as otherwise provided in Section 3.7, with respect to the costs and expenses (including legal, accounting, consulting, advisory and brokerage) incurred in connection with the Contemplated Transactions (such costs and expenses, the “Transaction Expenses”), each party will bear its own Transaction Expenses.
9.15    Books and Records. Spectrum may retain copies of Books and Records that do not relate exclusively to the Acquired Assets or Assumed Liabilities or are necessary to perform its legal obligations hereunder or under the Ancillary Agreements or defend or prosecute any Claim brought by Spectrum or its Affiliates against any third party or by any third party against Bayer or its Affiliates. Spectrum and its Affiliates shall promptly deliver any Books and Records discovered after the Closing Date. Notwithstanding the foregoing, following Closing, Spectrum shall provide Purchaser, upon the request of Purchaser, with copies of and reasonable access to all Books and Records and Excluded Books and Records relating to Tax returns or Tax records; and Spectrum and its Affiliates shall keep confidential and not use, except as permitted in this Agreement and in the Ancillary Agreements or the extent necessary to determine Taxes with respect to the Licensed Business, any information in the Books and Records; and provided, further, that Spectrum shall ensure that all such Books and Records relating to any Taxes that may be subject to indemnification under this Agreement and Excluded Books and Records relating to Tax returns or Tax records are retained by Spectrum and its Affiliates until [***] days after the applicable statute of limitations (as extended) has expired for any Tax Returns filed or required to be filed covering the periods up to and including the Closing Date. Spectrum shall provide Purchaser with at least [***] days’ notice prior to disposing of any Books and Records or Excluded Books and Records relating to Tax returns or Tax records and, upon request by

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Purchaser, deliver such Books and Records and Excluded Books and Records relating to Tax returns or Tax records to Purchaser at Purchaser’s expense.
9.16    Further Assurances. From and after the Closing Date, upon the request of either Spectrum or Purchaser, each of the parties hereto will, and will cause their Affiliates to, do, execute, acknowledge and deliver all such further acts, assurances, deeds, assignments, transfers, conveyances and other instruments and papers as may be reasonably required or appropriate to carry out the Contemplated Transactions. Spectrum will, and will cause its Affiliates to, provide all cooperation reasonably requested by Purchaser in connection with any effort by Purchaser to establish, perfect, defend, or enforce its rights in or to the Acquired Assets, including executing further consistent assignments, transfers, pledges and releases, and causing its Representatives and agents to provide good faith testimony by affidavit, declaration, deposition or other means. Spectrum will, and will cause its Affiliates to, refer all customer inquiries relating to the Licensed Business to Purchaser from and after the Closing. Spectrum will, and will cause its Affiliates and its and their respective Representatives to, cooperate and assist Purchaser with an orderly transition of the Licensed Business and Acquired Assets to Purchaser. Spectrum will not, and will cause its Affiliates not to, take any action that is designed or intended to have the effect of discouraging any lessor, licensor, supplier, distributor or customer of the Licensed Business or other Person with whom the Licensed Business has a relationship from maintaining the same relationship with the Business after the Closing as it maintained prior to the Closing. Spectrum will provide to Purchaser, at Spectrum’s sole cost and expense: (a) [***] hours of regulatory and development support during the first Agreement Year, and (b) [***] hours of regulatory and development support for each Agreement Year after the first anniversary of the Closing Date. For all regulatory and development support provided by Spectrum to Purchaser in excess of the number of free hours in any Agreement Year, as set forth above, Spectrum shall invoice Purchaser for such additional support at a rate of $[***] USD per hour.

10.	INTELLECTUAL PROPERTY AND OTHER COVENANTS.
10.1    Reservation of Intellectual Property. All Intellectual Property of Spectrum and its Affiliates that is not Licensed IP or licensed in this Agreement is reserved and retained by Spectrum and its Affiliates. Except as expressly provided in this Agreement or any other Ancillary Agreement, as of the Closing Date, no other assignments or licenses of Intellectual Property are granted whatsoever, whether expressly or by implication or by estoppel, by any party hereto.
10.2    Filing, Prosecution and Maintenance of Licensed Patents and Licensed Trademarks.
10.2.1    Responsibility.
(a)    Business-Specific Licensed IP. From and after Closing, Purchaser, through counsel of its choosing and at its sole discretion and expense, will be responsible for and have control over filing, obtaining, prosecuting (including any interferences, reissue proceedings, re-examinations and oppositions), and maintaining throughout the Licensed Territory the Business-Specific Licensed Patents and Business-Specific Licensed Trademarks. Purchaser shall

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

keep Spectrum informed regarding the prosecution and maintenance of the Business-Specific Licensed Patents and Business-Specific Licensed Trademarks, and Spectrum will cooperate with Purchaser in regard to the filing, prosecution and maintenance thereof. Purchaser may, in its sole discretion, elect not to pursue patent protection for any Business-Specific Licensed Patent or trademark registration for any Business-Specific Licensed Trademark in one or more countries in the Licensed Territory. In the event that Purchaser desires to abandon or cease prosecution or maintenance of any Business-Specific Licensed Patent or Business-Specific Licensed Trademark, Purchaser shall provide reasonable prior written notice to Spectrum of such intention (which notice shall, in any event, be given no later than [***] days prior to the next deadline for any action that may be taken with respect to such patent or trademark with the applicable patent or trademark office). Upon receiving such notice, Spectrum may elect to continue prosecution and/or maintenance of such Business-Specific Licensed Patent or Business-Specific Licensed Trademark, as applicable, at its sole cost and expense.
(b)    Shared Licensed Patents. From and after Closing, Purchaser acknowledges that Bayer, through counsel of its choosing and at its sole discretion and expense, will be responsible for and have control over obtaining, prosecuting (including any interferences, reissue proceedings, re-examinations and oppositions) and maintaining throughout the Territory the Shared Licensed Patents. Bayer may, in its sole discretion, elect not to pursue patent protection for any Shared Licensed Patent in one or more countries in the Territory. To the extent Spectrum is informed by Bayer, Spectrum shall keep Purchaser informed regarding the prosecution and maintenance of the Shared Licensed Patents to the extent that such actions affect Purchaser’s rights in the Shared Licensed Patents. Other than as provided, Spectrum shall have no obligation to keep Purchaser informed regarding the prosecution and maintenance of such Shared Licensed Patent. Purchaser will have no right to take any actions to prosecute or maintain throughout the Territory the Shared Licensed Patents.
(c)    Business-Specific Licensed Know-How. Purchaser may file in the Licensed Territory patent applications on Business-Specific Licensed Know-How. If Purchaser subsequently obtains issued patents on such applications, Purchaser shall, and hereby, grants, Spectrum a non-exclusive, non-transferable, royalty-free, sublicensable (with Purchaser’s prior written consent) right to make, have made, use, sell and commercially exploit such patents for all uses outside the Licensed Territory and outside of Non-Hodgkin’s Lymphoma within the Licensed Territory.
10.2.2    Cooperation. Spectrum will: (a) make its Representatives reasonably available to Purchaser (or to Purchaser’s authorized Representatives), to the extent reasonably necessary to enable Purchaser to undertake patent filings and prosecution and trademark registration of the Business-Specific Licensed Patents and Business-Specific Licensed Trademarks in the Licensed Territory; (b) at the reasonable request of Purchaser, cooperate with Purchaser in gaining patent term extensions and trademark registration renewals wherever applicable to Business-Specific Licensed Patents and Business-Specific Licensed Trademarks that are subject to this Agreement; and (c) use its commercially reasonable and diligent efforts to minimize or avoid interference with the prosecution and maintenance of the Business-Specific Licensed Patents and Business-Specific Licensed Trademarks in the Licensed Territory.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Purchaser will reimburse Spectrum for Spectrum’s reasonable out-of-pocket expenses in complying with this Section 10.2.2; provided, however, that Spectrum provides Purchaser with invoices or other reasonable documentation evidencing such expenses on a timely basis after the incurrence of such expense.
10.3    IP Enforcement.
10.3.1    Notification. Each party will promptly report in writing to the other party any (a) known or suspected third party infringement of any Licensed Patents, Licensed Trademarks or Licensed Copyrights, or (b) unauthorized use or misappropriation of any Licensed Know-How or other Confidential Information by a third party of which it becomes aware, and will provide the other party with all available evidence supporting such infringement or unauthorized use or misappropriation.
10.3.2    Right to Enforce.
(a)    Purchaser will have the sole and exclusive right, but not the obligation, to take any reasonable measures it deems appropriate to stop activities in the Licensed Territory from infringing the Business-Specific Licensed Patents, Business-Specific Licensed Trademarks or Business-Specific Licensed Copyrights or the use without proper authorization of any Business-Specific Licensed Know-How, including (a) initiating or prosecuting an infringement or other appropriate Action against or (b) granting adequate rights and licenses necessary for continuing such activities in the Territory to any third party who at any time has infringed, or is suspected of infringing, any Business-Specific Licensed Patents, Business-Specific Licensed Trademarks or Business-Specific Licensed Copyrights or has used or is suspected of using without proper authorization the Business-Specific Licensed Know-How. Without the written consent of Purchaser, Spectrum will have no right to take any reasonable measures in the Licensed Territory to stop any infringement of the Business-Specific Licensed Patents, Business-Specific Licensed Trademarks or Business-Specific Licensed Copyrights or the use without proper authorization of the Business-Specific Licensed Know-How.
(b)    Purchaser acknowledges that Bayer will always have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop activities in the Territory infringing the Shared Licensed Patents or Shared Licensed Copyrights or the use without proper authorization of any Shared Licensed Know-How, in each case in connection with a Person’s manufacture, use, sale, offering for sale, or importation of Licensed Products, including (a) initiating or prosecuting an infringement or other appropriate Action against or (b) granting adequate rights and licenses necessary for continuing such activities in the Territory to any such Person. If Bayer does not initiate any such measures within [***] days of receiving written notice of such activities (or within a reasonable shorter time period if a shorter period to take action is required by applicable Legal Requirements to avoid the loss of legal rights) (“Bayer Action Period”), then Spectrum will have the second right, but not the obligation, to take any reasonable measures it deems appropriate to stop such activities If Spectrum does not initiate any such measures within [***] days of completion of the Bayer Action Period, then Purchaser will have the third right, but not the obligation, to take any reasonable measures it deems appropriate to stop such activities; provided, however, Purchaser must coordinate and

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

consult with Spectrum regarding such measures and will not take any measures, without the written permission of Spectrum, which permission will not be unreasonably withheld, delayed or conditioned. It shall be reasonable for Spectrum to withhold such permission if Bayer reasonably believes such measures will affect the protection that any Shared Licensed IP affords Bayer; provided, however, the mere likelihood that a defendant would allege that the asserted Shared Licensed Patents or Shared Licensed Copyrights is invalid or unenforceable shall not be sufficient grounds for Spectrum to withhold permission. If any party brings a suit or action under this Section 10.3.2(b), the other party will have the right, at its expense, to retain its own counsel to monitor such Action. Neither party will have the right to settle any infringement or misappropriation Action under this Section 10.3.2(b) in a manner that diminishes the rights or interests of the other party without the express written consent of such other party; provided, however, that the grant by Purchaser of a sublicense under the Shared Licensed Patents or Shared Licensed Copyrights in accordance with this Agreement will not be considered to diminish the rights of Spectrum, and the grant by Spectrum of a license under the Shared Licensed IP that is not in conflict with the exclusive rights granted to Purchaser in Section 2.1.1 will not be considered to diminish the rights of Purchaser. In addition, (i) Purchaser will not settle any such Action in a manner that admits the invalidity or unenforceability of any Shared Licensed IP without obtaining the prior written consent of Spectrum and (ii) during the [***] day period, Spectrum will not settle any such Action in a manner that admits the invalidity or unenforceability of any Shared Licensed Patents or Shared Licensed Copyrights without obtaining the prior written consent of Purchaser.
10.3.3    Procedures and Expenses. The party with the right to take action pursuant to Section 10.3.2 will have the sole right to select counsel for any Action brought by it and will pay all expenses of such Action, including attorneys’ fees and court costs. If required under applicable Legal Requirements in order for such party to initiate and/or maintain such Action, or if such party is unable to initiate or prosecute such Action solely in its own name or it is otherwise advisable to obtain an effective legal remedy, in each case, at such party’s request, the other party will join as a party to the Action and will execute and cause its Affiliates to execute all documents necessary for a party to initiate an Action to prosecute and maintain such Action. In addition, at a party’s request, the other party will provide reasonable assistance in connection with such Action and the reasonable out-of-pocket expenses of the party providing assistance shall be reimbursed by the party requesting such assistance.
10.3.4    Recoveries.
(a)    If a party obtains from a third party infringer, in connection with an Action brought pursuant to Section 10.3.2, any damages, license fees, royalties or other compensation (including any amount received in settlement of such Action) with respect to Licensed Product, then any amounts recovered will first be applied to the reimbursement of each party’s reasonable costs, expenses and legal fees, including amounts one party has reimbursed to the other. The remaining balance shall be retained by Purchaser if the infringing activity occurred in Licensed Territory, but will be considered Net Sales and subject to Purchaser’s payment obligations under Section 4.3.1 to the extent such recovery was subject to a royalty payment under the Bayer Agreement and/or the Biogen Agreement. The party bringing such

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Action pursuant to Section 10.3.2 will bear all payments awarded against or agreed to be paid by such party pursuant to such Action, including any costs or expenses incurred that exceed the amounts recovered by such party.
(b)    Purchaser’s rights to enforce the Biogen IP shall be as set forth for Spectrum pursuant to the Biogen Agreement and Bayer Agreement. For clarity and without limitation, any rights granted by Spectrum in Article 10 are only granted to the extent Spectrum and its Affiliates have such rights to grant.
10.4    Claimed Infringement of Third Party Rights.
10.4.1    Notice. In the event that a third party at any time provides written notice of a claim to, or brings an Action against any party, or any of such party’s respective Affiliates or sublicensees, claiming infringement of its Patent Rights or unauthorized use or misappropriation of its Know-How, based upon the development, manufacture or commercialization of Licensed Products in the Licensed Territory (“Infringement Claim”), such party will promptly notify the other party of the Infringement Claim or the commencement of such action, suit or proceeding, enclosing a copy of the Infringement Claim and all papers served. Each party agrees to make available to the other party its advice and counsel regarding the technical merits of any such claim at no cost to the other party and to offer reasonable assistance to the other party at no cost to the other party.
10.4.2    Defense of Infringement Claim; Declaratory Judgment Actions.
(a)    As between Spectrum and Purchaser, Purchaser will have the sole and exclusive right, but not the obligation, to control the defense of any Infringement Claim brought against Purchaser or any of its Affiliates arising out of the development, manufacture or commercialization of Licensed Products in the Licensed Territory. As between Spectrum and Purchaser, Spectrum will have the sole and exclusive right, but not the obligation, to control the defense of any Infringement Claim brought against Spectrum or any of its Affiliates or sublicensees (other than Purchaser) arising out of the development, manufacture or commercialization of Licensed Products in the Spectrum Territory. Neither party will settle any such Action in a manner that (i) admits that any Licensed Product infringes or misappropriates a third party’s Intellectual Property or (ii) agrees to any injunction or other equitable remedy binding the other party without obtaining the prior written consent of the other party, which consent will not be unreasonably withheld, conditioned or delayed. In addition, if applicable prior to the initiation of an Infringement Claim, either party has the right, but not the obligation, to bring a declaratory judgment action relating to any third party Patent Right that such third party has alleged is infringed by the development, manufacture or commercialization of Licensed Products in the Territory; provided, however, neither party shall bring such declaratory judgment action without first consulting with the other party.
(b)    The party controlling the defense of an Infringement Claim or bringing a declaratory judgment action will have the sole and exclusive right to select counsel for such Infringement Claim or such declaratory judgment action. The party controlling the defense of an Infringement Claim or bringing a declaratory judgment Action will keep the other party

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

informed, and will from time to time consult with the other party regarding the status of any such Action and will upon request provide the other party with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such Action. The other party will also have the right to participate and be represented in any such Action, at its own expense.
10.5    Other Infringement Resolutions. In the event of a dispute or potential dispute that has not ripened into a demand or Action of the types described in Section 10.3 and Section 10.4 (e.g., Actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute will apply. Each party will immediately notify the other party of any certification of which it becomes aware filed pursuant to 21 U.S.C. § 355(b)(2)(A) or § 355(j)(2)(A)(vii) or foreign equivalent statute (or any amendment or successor statute thereto) or declaratory judgment action filed by a third party claiming that a Licensed Patent is invalid or that infringement of such Licensed Patent will not arise from the development, manufacture, use or sale of any product by a third party. The provisions of Section 10.3 will thereafter apply as if such third party were an infringer or suspected infringer.
10.6    Diligence. Purchaser shall, directly and through its Affiliates and sublicensees, use commercially reasonable efforts to commercialize the Licensed Products in the Designated Countries in its approved indications. For the purposes of this Section 10.6, “commercially reasonable efforts” means, with respect to the commercialization of each Licensed Product, at any given time as the case may be, efforts reasonably used by Purchaser or its Affiliates (giving due consideration to relevant industry standards) for Purchaser’s own products (including internally developed, acquired and in-licensed products) with similar commercial potential at a similar stage in their lifecycle (assuming continuing development of such product), taking into consideration their safety, tolerability and efficacy, and the radioimmunotherapy nature of the Licensed Products, the profitability consistent with Purchaser’s financial statements, the competitive landscape, extent of market exclusivity, patent protection, cost to develop the product, promotable claims, health economic claims, the approved indications and the regulatory and reimbursement structure involved. This Section 10.6 shall have no further force or effect with respect to the Licensed Products once Purchaser no longer has any obligation to make payments to Spectrum with respect to Net Sales of such Licensed Product under Section 4.3.1.
10.7    Ownership of Inventions. Each party shall own any inventions, whether or not patentable, made solely by its own employees, agents, or independent contractors in the course of conducting its activities under this Agreement, together with all intellectual property rights therein. The parties shall jointly own any inventions that are made jointly by employees, agents, or independent contractors of each party in the course of performing activities under this Agreement, together with all intellectual property rights therein (“Joint Inventions”). Inventorship as between the parties shall be determined in accordance with U.S. patent laws. All patents claiming Joint Inventions shall be referred to herein as “Joint Patents.” Except to the extent either party is restricted by the licenses granted to the other party under this Agreement or the other terms of this Agreement, each party shall be entitled to practice and exploit the Joint

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Inventions and Joint Patents without the duty of accounting or seeking consent from the other party.
10.8    Rights of Reference to Regulatory Materials. Spectrum hereby grants to Purchaser and Purchaser’s Affiliates and licensees in the Licensed Territory a right of reference to all regulatory materials filed by or on behalf of Spectrum (including by its Affiliates and licensees), which right of reference Purchaser (and its Affiliates and licensees) may use for the sole purpose of seeking, obtaining and maintaining regulatory approvals and developing and commercializing the Licensed Product in the Licensed Territory. Purchaser hereby grants to Spectrum and Spectrum’s Affiliates and licensees in the Spectrum Territory a right of reference to all regulatory materials filed by or on behalf of Purchaser, which right of reference Spectrum may use for the sole purpose of seeking, obtaining and maintaining regulatory approvals and developing and commercializing the Licensed Products in the Spectrum Territory. Each party shall support the other party, as reasonably requested by such other party, in obtaining regulatory approvals in such other party’s territory, including providing necessary documents or other materials required by applicable laws to obtain regulatory approval in such territory, all in accordance with the terms and conditions of this Agreement.

11.	CONDITIONS TO PURCHASER’S OBLIGATIONS AT THE CLOSING.
The obligations of Purchaser to consummate the Closing are subject to the fulfillment of each of the following conditions:
11.1    Representations and Warranties. The representations and warranties of Spectrum contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality or Material Adverse Effect will be true and correct at and as of the Closing Date, except where the failure to be true and correct would not be reasonably expected to have a Material Adverse Effect or a material adverse effect on the ability of Spectrum to consummate the Contemplated Transactions or perform its obligations under this Agreement or the Ancillary Agreements, and (b) that are qualified by materiality or Material Adverse Effect will be true and correct in all respects at and as of the Closing Date, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct to the extent described above as of such specified date or time.
11.2    Performance. Spectrum will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by it at or prior to the Closing; provided, that, with respect to agreements, obligations and covenants that are qualified by materiality, Spectrum will have performed such agreements, obligations and covenants, as so qualified, in all respects.
11.3    Compliance Certificate. Spectrum will have delivered to Purchaser a certificate as to the matters set forth in Sections 11.1, 11.2 and 11.4 having been satisfied.
11.4    Omitted.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

11.5    Qualifications. There shall be in effect no provision of any material applicable Legal Requirement or Governmental Order, in each case in the Designated Countries, prohibiting the consummation of any of the Contemplated Transactions.
11.6    Absence of Litigation. No Action brought by a Governmental Authority or third party will be pending or threatened in writing that could result in an Order nor will there be any Order in effect (a) that would prevent consummation of any of the Contemplated Transactions, (b) that would result in any of the Contemplated Transactions being rescinded following consummation, (c) that would limit or otherwise adversely affect Purchaser’s right to own the Licensed Business or to operate all or any material portion of either the Licensed Business or the Acquired Assets or of Purchaser’s business or assets or that any of its Affiliates or (d) would compel Purchaser or any of its Affiliates to dispose of all or any material portion of either the Licensed Business or the Acquired Assets or the business or assets of Purchaser or any of its Affiliates.
11.7    Consents, etc. All actions by (including any authorization, consent or approval) or in respect of (including notice to), or filings with, any Governmental Authority or other Person that are required to consummate the Contemplated Transactions that are set forth on Schedule 3.6 will have been obtained or made, and no such authorization, consent or approval will have been revoked.

12.	CONDITIONS TO SPECTRUM’S OBLIGATIONS AT THE CLOSING.
12.1    Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and in any document, instrument or certificate delivered hereunder (a) that are not qualified by materiality will be true and correct at and as of the Closing Date, except where the failure to be true and correct would not be reasonably expected to have a material adverse effect on the ability of Purchaser to consummate the Contemplated Transactions or perform its obligations under this Agreement or the Ancillary Agreements and (b) that are qualified by materiality will be true and correct in all respects at and as of the Closing Date, other than representations and warranties that expressly speak only as of a specific date or time, which will be true and correct to the extent described above as of such specified date or time.
12.2    Performance. Purchaser will have performed and complied with, in all material respects, all agreements, obligations and covenants contained in this Agreement that are required to be performed or complied with by Purchaser at or prior to the Closing; provided, that, with respect to agreements, obligations and covenants that are qualified by materiality, Purchaser will have performed such agreements, obligations and covenants, as so qualified, in all respects.
12.3    Compliance Certificate. Purchaser will have delivered to Spectrum a certificate as to the matters set forth in Sections 12.1 and 12.2.
12.4    Qualifications. There shall be in effect no provision of any material applicable Legal Requirement or Governmental Order, in each case in the Designated Countries, prohibiting the consummation of any of the Contemplated Transactions.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

12.5    Absence of Litigation. No Action brought by a Governmental Authority or third party will be pending or threatened in writing that could result in an Order, nor will there be any Order in effect, (a) that would prevent consummation of any of the Contemplated Transactions, or (b) that would result in any of the Contemplated Transactions being rescinded following consummation (and no such Governmental Order will be in effect).

13.	TERMINATION.
13.1    Omitted.
13.2    Omitted.
13.3    Termination by Spectrum For Purchaser Material Default.
13.3.1    Purchaser Material Default. This Agreement shall automatically terminate if a Purchaser Material Default as defined below in subsections (b), (c) or (d)(i) occurs. If a Purchaser Material Default as defined below in subsections (a) or (d)(ii) occurs and, in the case of (a) below, continues for a period of [***] days after Spectrum has delivered written notice to Purchaser stating the specific Purchaser Material Default and citing this Section 13.3.1, then subject to Section 13.3.2 below, Spectrum may terminate this Agreement by providing written notice to Purchaser. In the event this Agreement terminates under this Section 13.3.1, (i) all Acquired Assets as defined in this Agreement transferred to Purchaser (to the extent such assets remain in existence and to the extent of the then right, title and interest of Purchaser or its Affiliates in such assets) and all licenses granted to Purchaser under this Agreement or any Ancillary Agreement and all other rights granted to Purchaser hereunder or thereunder shall automatically terminate and revert to Spectrum and Purchaser shall, and shall cause its Affiliates to, execute all documents reasonably requested by Spectrum to support such reversions, and (ii) Purchaser shall have no further payment obligations to Spectrum under this Agreement, except for payment obligations arising on or prior to the Termination Date. It shall be a “Purchaser Material Default” by Purchaser under this Section 13.3 if any of the following occurs:
(a)    Purchaser has breached or violated in any material respect any of its covenants, obligations and agreements contained in this Agreement (including Purchaser’s failure to timely pay any payments under this Agreement or payments required to be made under any of the Ancillary Agreements after resolution of any disputed payments issues in accordance with the terms and conditions of any such Ancillary Agreement);
(b)    Purchaser or any of its Affiliates connected to the Licensed Business (the “Purchaser Related Affiliates”) shall make an assignment for the benefit of creditors, or admit in writing its inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of Purchaser or any of its Purchaser Related Affiliates or of any substantial part of the assets of Purchaser or any of its Purchaser Related Affiliates or shall commence any case or other proceeding relating to Purchaser or any of its Purchaser Related Affiliates under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or shall take any action

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

to authorize or in furtherance of any of the foregoing, or if any such petition or application shall be filed or any such case or other proceeding shall be commenced against Purchaser or any of its Purchaser Related Affiliates and Purchaser or any of its Purchaser Related Affiliates shall indicate its approval thereof, consent thereto or acquiescence therein;
(c)    a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating Purchaser or any of its Purchaser Related Affiliates bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of Purchaser or any of its Purchaser Related Affiliates in an involuntary case under any bankruptcy laws as now or hereafter constituted; or
(d)    Purchaser breaches or causes a breach of the Bayer Agreement and (i) Bayer terminates the Bayer Agreement in accordance with the terms and conditions of the Bayer Agreement as a result of such breach, or (ii) Purchaser fails to remedy such breach within [***] days of notice from Spectrum of its receipt of written notice thereof from Bayer to Spectrum.
13.3.2    Disputes Regarding Purchaser Material Defaults. If Purchaser disputes in good faith the existence of a Purchaser Material Default with respect to subsection 13.3.2(a) above specified in a notice provided by Spectrum pursuant to Section 13.3.1 above, and provides notice to Spectrum of such dispute within the [***] day period following the date Spectrum notifies Purchaser of a Purchaser Material Default, Spectrum will not have the right to terminate this Agreement unless and until the existence of such Purchaser Material Default by Purchaser has been determined by a final arbitration award that is no longer subject to appeal or other review in accordance with the dispute resolution provisions of Sections 16.10 and 16.11, and Purchaser fails to cure such Purchaser Material Default or satisfy the arbitration award or judicial order or judgment within [***] Business Days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the parties will continue to perform all of their respective obligations hereunder.
13.3.3    Expiration of Termination Clause. Sections 13.3.1(a) and (b) shall have no further force or effect once Purchaser no longer has any obligation to make Royalty Payments or payments under any Ancillary Agreements.
13.3.4    Effect of Termination. In the event of termination pursuant to Section 13.3, (i) the Ancillary Agreements shall terminate and the covenants contained in Sections 2.5 (Consents to Transfer Agreements), 3.6 (Consents), 7.24 (Access to Information), 9.5 (Confidentiality), 9.8 (Transfer of Permits), 9.9 (Rebates, Chargebacks, Returns and Other Adjustments), 9.11 (Joint Contracts), 9.12 (Notices and Consents) and 9.16 (Further Assurances) of Spectrum and its Affiliates shall become covenants of Purchaser and its Affiliates and vice versa; and (ii) the following provisions of this Agreement shall survive termination of this Agreement and continue in full force and effect: (x) Articles 1 (to the extent defined terms are contained in the following surviving Articles and Sections) and 14; and (y) Sections 2.1.6, 4.3, 4.4, 4.6 (provided that the preceding Sections of Article 4 shall survive only with respect to any

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

payment incurred or accrued prior to such expiration or termination), 9.5, 10.7, 13.3.4, 16.1, 16.3, 16.4, 16.6, 16.7, 16.8, 16.9, 16.11, 16.12, 16.13, 16.14 and 16.15.
13.4    Termination by Purchaser For Spectrum Material Default.
13.4.1    Spectrum Material Default. If a Spectrum Material Default as defined below in this Section 13.4.1 occurs and continues for a period of [***] days after Purchaser has delivered written notice to Spectrum stating the specific Spectrum Material Default and citing this Section 13.4.1, then subject to Section 13.4.2 below, then, at Purchaser’s election, either (i) as Purchaser’s only remedy and Spectrum’s only liability, the limitations on Purchaser’s development rights under Section 2.6(iii) shall no longer apply, or (ii) Purchaser may terminate this Agreement by providing written notice to Spectrum, in which event (x) all Acquired Assets as defined in this Agreement transferred to Purchaser (to the extent such assets remain in existence and to the extent of the then right, title and interest of Purchaser or its Affiliates in such assets) and all licenses granted to Purchaser under this Agreement or any Ancillary Agreement and all other rights granted to Purchaser hereunder or thereunder shall automatically terminate and revert to Spectrum and Purchaser shall, and shall cause its Affiliates to, execute all documents reasonably requested by Spectrum to support such reversions, and (y) Purchaser shall have no further payment obligations to Spectrum under this Agreement, except for payment obligations arising on or prior to the Termination Date. It shall be a “Spectrum Material Default” by Spectrum under this Section 13.4 if Spectrum has breached or violated in any material respect any of its covenants, obligations and agreements contained in this Agreement.
13.4.2    Disputes Regarding Spectrum Material Defaults. If Spectrum disputes in good faith the existence of a Spectrum Material Default with respect to subsection 13.4.1(a) above specified in a notice provided by Purchaser pursuant to Section 13.4.1 above, and provides notice to Purchaser of such dispute within the [***] day period following the date Purchaser notifies Spectrum of the Spectrum Material Default, Purchaser will not have the right to terminate this Agreement unless and until the existence of such Spectrum Material Default by Spectrum has been determined by a final arbitration award that is no longer subject to appeal or other review in accordance with the dispute resolution provisions of Sections 16.10 and 16.11, and Spectrum fails to cure such Spectrum Material Default or satisfy the arbitration award or judicial order or judgment within [***] Business Days following such determination. It is understood and acknowledged that during the pendency of such dispute, all the terms and conditions of this Agreement will remain in effect and the parties will continue to perform all of their respective obligations hereunder.
13.4.3    Effect of Termination. In the event of termination pursuant to Section 13.4, (i) the Ancillary Agreements shall terminate and the covenants contained in Sections 2.5 (Consents to Transfer Agreements), 3.6 (Consents), 7.24 (Access to Information), 9.5 (Confidentiality), 9.8 (Transfer of Permits), 9.9 (Rebates, Chargebacks, Returns and Other Adjustments), 9.11 (Joint Contracts), 9.12 (Notices and Consents) and 9.16 (Further Assurances) of Spectrum and its Affiliates shall become covenants of Purchaser and its Affiliates and vice versa, and (ii) the following provisions of this Agreement shall survive termination of this Agreement and continue in full force and effect: (x) Articles 1 (to the extent defined terms are

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

contained in the following surviving Articles and Sections) and 14; and (y) Sections 2.1.6, 4.3, 4.4, 4.6 (provided that the preceding Sections of Article 4 shall survive only with respect to any payment incurred or accrued prior to such expiration or termination), 9.5, 10.7, 13.4.3, 16.1, 16.3, 16.4, 16.6, 16.7, 16.8, 16.9, 16.11, 16.12, 16.13, 16.14 and 16.15.
13.5    Unilateral Termination by Purchaser.
13.5.1    Termination Upon Written Notice. Notwithstanding any other provision of this Agreement, Purchaser may terminate this Agreement in its entirety upon one hundred eighty (180) days prior written notice to Spectrum at any time.
13.5.2    Effect of Termination. In the event this Agreement terminates under Section 13.5:
(a)    (i) all Acquired Assets as defined in this Agreement transferred to Purchaser (to the extent such assets remain in existence and to the extent of the then right, title and interest of Purchaser or its Affiliates in such assets) and all licenses granted to Purchaser under this Agreement or any Ancillary Agreement and all other rights granted to Purchaser hereunder or thereunder shall automatically terminate and revert to Spectrum and Purchaser shall, and shall cause its Affiliates to, execute all documents reasonably requested by Spectrum to support such reversions, (ii) Purchaser shall have no further payment obligations to Spectrum under this Agreement, except for payment obligations arising on or prior to the Termination Date upon termination of this Agreement by Purchaser pursuant to Section 13.5.1, and (iii) any ongoing clinical trials (unless assumed by Spectrum) shall stop recruiting and shall be terminated in accordance with ethical guidelines and in coordination with Spectrum to prevent any disruption to the status of any marketing authorization, and Purchaser shall promptly assign to Spectrum ownership of all data generated prior to the date such rights revert to Spectrum. In connection with a reversion of rights and assignment in accordance with this Section 13.5.2, Purchaser shall provide such assistance, as expeditiously as possible, at no cost to Spectrum, and as may be, and for so long as, reasonably necessary or useful (in Spectrum’s reasonable determination) to the extent Purchaser, its Affiliates and sublicensees are then performing or having performed such activities, including (i) furnishing to Spectrum all safety information owned or controlled by Purchaser and (ii) assigning or amending as appropriate, upon request of Spectrum, any agreements or arrangements with third party contractors to develop, distribute, sell or otherwise commercialize the Licensed Products in the Licensed Territory, and any authorizations from a Governmental Authority relating to the development, distribution, sale or commercialization of the Licensed Products in the Licensed Territory. To the extent that any such contract between Purchaser and a third party is not assignable to Spectrum, Purchaser shall reasonably cooperate with Spectrum to arrange to continue to provide such services for a reasonable time after termination against fee for service which will be discussed in good faith.
(b)    (i) the Ancillary Agreements shall terminate and the covenants contained in Sections 2.5 (Consents to Transfer Agreements), 3.6 (Consents), 7.24 (Access to Information), 9.5 (Confidentiality), 9.8 (Transfer of Permits), 9.9 (Rebates, Chargebacks, Returns and Other Adjustments), 9.11 (Joint Contracts), 9.12 (Notices and Consents) and 9.16 (Further Assurances) of Spectrum and its Affiliates shall become covenants of Purchaser and its Affiliates

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

and vice versa, and (ii) the following provisions of this Agreement shall survive termination of this Agreement and continue in full force and effect: (x) Articles 1 (to the extent defined terms are contained in the following surviving Articles and Sections) and 14; and (y) Sections 2.1.6, 4.3, 4.4, 4.6 (provided that the preceding Sections of Article 4 shall survive only with respect to any payment incurred or accrued prior to such expiration or termination), 9.5, 10.7, 13.5.2, 16.1, 16.3, 16.4, 16.6, 16.7, 16.8, 16.9, 16.11, 16.12, 16.13, 16.14 and 16.15.
13.6    Termination by Governmental Authority.
13.6.1    Suspension or Termination. Should any serious and unexpected events or issues occur with respect to the safety of any Licensed Product as a result of which (i) any authorization, consent or approval from any Governmental Authority for such Licensed Product is terminated or suspended in one or more regulatory jurisdictions in the Licensed Territory, or (ii) a Governmental Authority directs or requests discontinuance of development, use or sale of such Licensed Product in one or more countries in the Licensed Territory, then Purchaser’s obligations under this Agreement with respect to such Licensed Product will be suspended in such regulatory jurisdiction(s) and/or country(ies) (as applicable) until such serious safety event is resolved and such authorization, consent or approval from such Governmental Authority for such Licensed Product is no longer terminated or suspended or the Governmental Authority has given approval again to distribute or sell such Licensed Product (as applicable) in such regulatory jurisdiction(s) and/or country(ies). Purchaser may, upon written notice to Spectrum, terminate this Agreement, on a Licensed Product-by-Licensed Product and country-by-country basis pursuant to this Section 13.6.1 if Purchaser’s obligations under this Agreement are suspended pursuant to this Section 13.6.1 for a period in excess of [***] months. In the event this Agreement terminates under this Section 13.6.1, (i) all Acquired Assets as defined in this Agreement transferred to Purchaser (to the extent such assets remain in existence and to the extent of the then right, title and interest of Purchaser or its Affiliates in such assets) and all licenses granted to Purchaser under this Agreement or any Ancillary Agreement and all other rights granted to Purchaser hereunder or thereunder shall automatically terminate and revert to Spectrum, in all cases on a Licensed Product-by-Licensed Product and country-by-country basis, and Purchaser shall, and shall cause its Affiliates to, execute all documents reasonably requested by Spectrum to support such reversions, and (ii) Purchaser shall have no further payment obligations to Spectrum under this Agreement, except for payment obligations arising on or prior to the Termination Date, in all cases on a Licensed Product-by-Licensed Product and country-by-country basis.
13.6.2    Expiration of Termination Clause. Section 13.6.1 shall have no further force or effect once Purchaser no longer has any obligation to make Royalty Payments or payments under any Ancillary Agreements.
13.6.3    Effect of Termination. In the event of termination pursuant to Section 13.4, (i) the Ancillary Agreements shall terminate and the covenants contained in Sections 2.5 (Consents to Transfer Agreements), 3.6 (Consents), 7.24 (Access to Information), 9.5 (Confidentiality), 9.8 (Transfer of Permits), 9.9 (Rebates, Chargebacks, Returns and Other Adjustments), 9.11 (Joint Contracts), 9.12 (Notices and Consents) and 9.16 (Further Assurances)

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

of Spectrum and its Affiliates shall become covenants of Purchaser and its Affiliates and vice versa, and (ii) the following provisions of this Agreement shall survive termination of this Agreement and continue in full force and effect: (x) Articles 1 (to the extent defined terms are contained in the following surviving Articles and Sections) and 14; and (y) Sections 2.1.6, 4.3, 4.4, 4.6 (provided that the preceding Sections of Article 4 shall survive only with respect to any payment incurred or accrued prior to such expiration or termination), 9.5, 10.7, 13.6.3, 16.1, 16.3, 16.4, 16.6, 16.7, 16.8, 16.9, 16.11, 16.12, 16.13, 16.14 and 16.15.
13.7    Termination of Bayer Agreement. This Agreement shall automatically terminate upon the termination of the Bayer Agreement for any reason.

14.	INDEMNIFICATION.
14.1    Indemnification by Spectrum.
14.1.1    Indemnification. Subject to the limitations set forth in this Article 14, Spectrum will indemnify and hold harmless Purchaser and each of its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Purchaser Indemnified Person”), from, against and in respect of any and all Losses, incurred or suffered by Purchaser Indemnified Persons or any of them as a result of, arising out of or directly or indirectly relating to:
(a)    any breach of, or inaccuracy in, any representation or warranty made by Spectrum in this Agreement;
(b)    any breach or violation of any covenant or agreement of Spectrum (including under this Article 14) in this Agreement;
(c)    any Excluded Spectrum Liability;
(d)    Apportioned Taxes allocable to it pursuant to Section 15.3; or
(e)    any fraud or intentional misrepresentation of Spectrum or any of its Affiliates.
14.1.2    Monetary Limitations. Spectrum will have no obligation to indemnify the Purchaser Indemnified Persons in respect of Losses arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 14.1.1(a) or breach of any covenant or agreement to be performed prior to the Closing pursuant to Section 14.1.1(b) with respect to claims brought after the Closing, unless the aggregate amount of all such Losses incurred or suffered by the Purchaser Indemnified Persons exceeds [***] (the “Indemnity Basket”) (at which point Spectrum will indemnify the Purchaser Indemnified Persons for all such Losses exceeding [***]). Notwithstanding the foregoing, Spectrum’s liability in respect of claims for indemnification arising from the breach of, or inaccuracy in, any representation or warranty contained in Sections 7.10, 7.12, 7.14, 7.15 and 7.16 shall not exceed the amount recovered by Spectrum from Bayer under Bayer’s indemnification obligations in the Bayer Agreement.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Further, Spectrum’s aggregate liability in respect of claims for indemnification arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 14.1.1(a) and claims brought after the Closing arising from the breach of any covenant or agreement to be performed by Spectrum hereunder pursuant to Section 14.1.1(b), will not exceed [***] (such amount, the “Maximum Indemnity Cap”). The monetary limitations contained in this Section 14.1.2 will not apply to (1) claims for indemnification pursuant to Section 14.1.1(a) in respect of breaches of, or inaccuracies in, the representations and warranties set forth in the following Sections of this Agreement: 7.1 (Organization), 7.2 (Power and Authorization), 7.4(e) (Breach of Organizational Documents), 7.10 (Assets), 7.14 (Intellectual Property), 7.23 (No Brokers) or 7.26 (Tax Matters), (2) claims for indemnification pursuant to Article 15 (Tax Matters) or (3) claims based upon fraud or intentional misrepresentation. Claims for indemnification pursuant to any other provision of Section 14.1.1 are not subject to the monetary limitations set forth in this Section 14.1.2.
14.2    Indemnification by Purchaser.
14.2.1    Indemnification. Subject to the limitations set forth in this Article 14, Purchaser will indemnify and hold harmless Spectrum and its Affiliates, and the Representatives and Affiliates of each of the foregoing Persons (each, a “Spectrum Indemnified Person”), from, against and in respect of any and all Losses incurred or suffered by the Spectrum Indemnified Persons or any of them as a result of, arising out of or relating to, directly or indirectly:
(a)    any breach of, or inaccuracy in, any representation or warranty made by Purchaser in this Agreement;
(b)    any breach or violation of any covenant or agreement of Purchaser (including under this Article 14) in or pursuant to this Agreement;
(c)    any Assumed Liability and any Excluded Purchaser Liability;
(d)    Taxes payable by Purchaser pursuant to Section 15.1 and Apportioned Taxes allocable to it pursuant to Section 15.3; or
(e)    any fraud or intentional misrepresentation of Purchaser or any of its Affiliates.
14.2.2    Monetary Limitations. Purchaser will have no obligation to indemnify the Spectrum Indemnified Persons in respect to Losses arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 14.2.1(a) and the breach of any covenant or agreement to be performed prior to the Closing pursuant to Section 14.2.1(b) with respect to claims brought after the Closing, unless and until the aggregate amount of all such Losses incurred or suffered by the Spectrum Indemnified Persons exceeds the Indemnity Basket (at which point Purchaser will indemnify the Spectrum Indemnified Persons for all such Losses exceeding the Indemnity Basket). Further, Purchaser’s aggregate liability in respect of claims for indemnification arising from the breach of, or inaccuracy in, any representation or warranty pursuant to Section 14.2.1(a) and claims brought after the Closing arising from the breach of any

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

covenant or agreement to be performed by Purchaser hereunder pursuant to Section 14.2.1(b) will not exceed the Maximum Indemnity Cap; provided, however, that the foregoing limitations will not apply to (a) claims for indemnification pursuant to Section 14.2.1(a) in respect of breaches of, or inaccuracies in, representations and warranties set forth in the following Sections of this Agreement: 8.1 (Organization), 8.2 (Power and Authorization), 8.4(d) (Breach of Organizational Documents) or 8.5 (No Brokers) or (b) claims based upon fraud or intentional misrepresentation. Claims for indemnification pursuant to any other provision of Section 14.2.1 are not subject to the limitations set forth in this Section 14.2.2.
14.3    Time for Claims. All representations and warranties and all covenants, to the extent required to be performed prior to the Closing, set forth herein will survive the Closing for the time period set forth below, provided, however, that no claim may be made or suit instituted seeking indemnification pursuant to Section 14.1.1(a) or 14.2.1(a) of this Agreement or with respect to breach of covenants or agreements to be performed prior to the Closing pursuant to Sections 14.1.1(b) or 14.2.1(b) of this Agreement, unless the claiming party provides notice as specified in Section 14.1 within the following time periods:
a.    at any time, in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Sections 7.1 (Organization), 7.2 (Power and Authorization), 7.4(e) (Breach of Organizational Documents), 7.10 (Assets), 7.14 (Intellectual Property), 7.23 (No Brokers), 8.1 (Organization), 8.2 (Power and Authorization), 8.4(d) (Breach of Organizational Documents) or 8.5 (No Brokers);
b.    at any time, in the case of any claim or suit based upon fraud or intentional misrepresentation;
c.    at any time prior to the conclusion of the day that is [***] after Closing Date in the case of breach of, or inaccuracy in, the representation and warranty in Section 7.8;
d.    at any time prior to the [***] after the expiration of the applicable statute of limitations (taking into account any tolling periods and other extensions) in the case of any breach of, or inaccuracy in, the representations and warranties set forth in Section 7.26 (Tax Matters); and
e.    at any time prior to the conclusion of the day that is [***] after the Closing Date, in the case of any breach of, or inaccuracy in, any other representation and warranty in this Agreement or breach of any covenant, to the extent required to be performed prior to the Closing Date (other than covenants relating to Taxes, which are not subject to the limitations of this Section 14.3).
Claims for indemnification not specified with a time limitation in this Section 14.3 are not subject to the limitations set forth in this Section 14.3 and shall be governed by the applicable statute of limitations. No claim for Loss by Purchaser shall be deemed to have survived, and shall be deemed waived, if written notice has not been provided to Spectrum within [***] of actual knowledge of such Loss by the Purchaser individuals set forth on Schedule 14.3A. No claim for Loss by Spectrum shall be deemed to have survived, and shall be deemed waived, if

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

written notice has not been provided to Purchaser within [***] of actual knowledge of such Loss by the Spectrum individuals set forth on Schedule 14.3B.
For avoidance of doubt, claims will be deemed to have been made within the survival period if a reasonably complete description of the claim based upon the facts available at the time is presented by the party seeking indemnification to the Indemnifying Party within the specified time period herein.
14.4    Third Party Claims.
14.4.1    Notice of Claim. If any third party notifies an Indemnified Party with respect to any matter (a “Third Party Claim”) that may give rise to an Indemnity Claim against an Indemnifying Party under this Article 14, then the Indemnified Party will promptly give written notice to the Indemnifying Party; provided, however, that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation under this Article 14, except to the extent such delay actually and materially prejudices the Indemnifying Party.
14.4.2    Assumption of Defense, etc. The Indemnifying Party will be entitled to participate in the defense of any Third Party Claim (including a claim for Taxes) that is the subject of a notice given by the Indemnified Party pursuant to Section 14.4.1. In addition, the Indemnifying Party will have the right to defend the Indemnified Party against the Third Party Claim with counsel of its choice reasonably satisfactory to the Indemnified Party so long as (a) the Indemnifying Party gives written notice to the Indemnified Party within [***] calendar days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Party from and against the entirety of any and all Losses the Indemnified Party may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim; (b) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief against the Indemnified Party; (c) the Indemnified Party has not been advised by counsel that an actual or potential conflict exists between the Indemnified Party and the Indemnifying Party in connection with the defense of the Third Party Claim; (d) the Third Party Claim does not relate to or otherwise arise in connection with Taxes or any criminal or regulatory enforcement Action; (e) settlement of an adverse judgment with respect to or the Indemnifying Party’s conduct of the defense of the Third Party Claim is not, in the good faith judgment of the Indemnified Party, reasonably likely to be materially adverse to the Indemnified Party’s reputation or continuing business interests (including its relationships with current or potential customers, suppliers or other parties material to the conduct of its business); and (f) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently. The Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim; provided, however, that the Indemnifying Party will pay the fees and expenses of separate co-counsel retained by the Indemnified Party that are incurred prior to the Indemnifying Party’s assumption of control of the defense of the Third Party Claim.
14.4.3    Limitations on Indemnifying Party. The Indemnifying Party will not consent to the entry of any judgment or enter into any compromise or settlement with respect to

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

the Third Party Claim without the prior written consent of the Indemnified Party unless such judgment, compromise or settlement (a) provides for the payment by the Indemnifying Party of money as sole relief for the claimant; (b) results in the full and general release of the Purchaser Indemnified Persons or Spectrum Indemnified Persons, as applicable, from all liabilities arising or relating to, or in connection with, the Third Party Claim; and (c) involves no finding or admission of any violation of Legal Requirements or the rights of any Person and no effect on any other claims that may be made against the Indemnified Party. Notwithstanding any provision to the contrary in Section 14.4.2 and 14.4.3, Spectrum shall have the full and unrestricted right to defend, with counsel of its own choosing, any Action and negotiate and settle any Action initiated against it by any Governmental Authority which may in Spectrum’s judgment, exercised in good faith, materially affect operations and activities of Spectrum beyond the Business, even though such defense or settlement may or will also affect the Business, provided, however, that, if permitted by applicable Legal Requirements, Spectrum notifies Purchaser of any such Action, keeps Purchaser apprised of material developments with respect to such Action and consults with Purchaser regarding such Action from time to time and nothing in this sentence excuses Spectrum from performing its obligations under this Agreement or under the Ancillary Agreements.
14.4.4    Indemnified Party’s Control. If the Indemnifying Party does not deliver the notice contemplated by clause (a) of Section 14.4.2 within [***] calendar days after the Indemnified Party has given notice of the Third Party Claim, or otherwise at any time fails to conduct the defense of the Third Party Claim actively and diligently, the Indemnified Party may defend and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim in any manner it may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, the Indemnifying Party in connection therewith). If such notice is given on a timely basis and the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently but any of the other conditions in Section 14.4.2 are or become unsatisfied, the Indemnified Party may defend, and may consent to the entry of any judgment or enter into any compromise or settlement with respect to, the Third Party Claim; provided, however, that the Indemnifying Party will not be bound by the entry of any such judgment consented to, or any such compromise or settlement effected, without its prior written consent (which consent will not be unreasonably withheld, conditioned or delayed). In the event that the Indemnified Party conducts the defense of the Third Party Claim pursuant to this Section 14.4.4, the Indemnifying Party will (a) advance the Indemnified Party promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys’ fees and expenses) and (b) remain responsible for any and all other Losses that the Indemnified Party may incur or suffer resulting from, arising out of, relating to, in the nature of or caused by the Third Party Claim to the fullest extent provided in this Article 14.
14.4.5    Consent to Jurisdiction Regarding Third Party Claim. Purchaser and Spectrum, each in its capacity as an Indemnifying Party, hereby consents to the non-exclusive jurisdiction of any court in which any Third Party Claim may be brought against any Indemnified Party for purposes of any claim which such Indemnified Party may have against such Indemnifying Party pursuant to this Agreement in connection with such Third Party Claim,

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

and in furtherance thereof, the provisions of Section 16.12 are incorporated herein by reference, mutatis mutandis.
14.5    Remedies Cumulative. The rights of each Purchaser Indemnified Person and Spectrum Indemnified Person under this Article 14 are cumulative, and each Purchaser Indemnified Person and Spectrum Indemnified Person, as the case may be, will have the right in any particular circumstance, in its sole discretion, to enforce any provision of this Article 14 without regard to the availability of a remedy under any other provision of this Article 14. However, in no event shall either party be entitled to recover the same Loss more than once.
14.6    Exclusive Remedy. FROM AND AFTER THE CLOSING, AND EXCEPT AS SET FORTH IN SECTION 16.13, THE INDEMNIFICATION PROVISIONS PROVIDED IN THIS ARTICLE 14 SHALL BE THE SOLE AND EXCLUSIVE REMEDIES OF THE PARTIES FOR RESOLUTION OF THE MATTERS SPECIFIED IN SECTIONS 14.1.1 AND 14.2.1, EXCEPT FOR INDEMNIFICATION RELATED TO A PARTY’S (A) FRAUD OR (B) CRIMINAL ACTS.
14.7    Limitation of Liability. NO PARTY SHALL BE LIABLE TO ANY OTHER PARTY FOR ANY CLAIMS FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, BUSINESS INTERRUPTION, EXEMPLARY OR INDIRECT DAMAGES, OR LOST PROFITS ARISING UNDER STATUTE, IN TORT, CONTRACT OR OTHERWISE. THE FOREGOING LIMITATION WILL NOT APPLY TO LIMIT ANY PARTY’S LIABILITY WITH RESPECT TO (A) A THIRD PARTY CLAIM, (B) FRAUD OR (C) CRIMINAL ACTS.
14.8    Insurance. Each of Spectrum and Purchaser shall procure and maintain insurance, including product liability insurance, or shall self-insure, in each case in a manner adequate to cover its obligations hereunder and consistent with normal business practices of prudent companies similarly situated at all times during which any Licensed Product is being clinically tested or commercially distributed or sold by such party. It is understood that such insurance shall not be construed to create a limit of either party’s liability with respect to its indemnification obligations under this Article 14. Each of Spectrum and Purchaser shall provide the other party with written evidence of such insurance or self-insurance upon request. Each of Spectrum and Purchaser shall provide the other party with written notice at least [***] days prior to the cancellation, non-renewal or material change in such insurance.
14.9    Insurance Recoveries and Tax Benefits. If an Indemnified Party has acquired insurance in compliance with Section 14.8 or otherwise, and such coverage is available to offset Losses incurred or suffered by such Indemnified Party, such Indemnified Party shall not be entitled to indemnification from the Indemnifying Party for such Losses under this Article 14 to the extent such Indemnified Party has actually received cash payments from such insurers, net of any increase in premiums, resulting therefrom and net of any Tax liabilities arising from the receipt or accrual of cash payments from insurers. In each such instance, the Indemnified Party shall use its commercially reasonable efforts to seek recovery for some or all of such Losses under applicable insurance policies. In addition to the foregoing, an Indemnified Party’s right to indemnification for Losses shall be determined by taking into account any Tax benefits actually realized by the Indemnified Party arising from the deductibility (or amortization, or depreciation

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

or other Tax benefit) of such Losses and any Tax liabilities arising from the receipt or accrual of any payment from the Indemnifying Party.
14.10    Disclaimer. EACH PARTY MAKES NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, OTHER THAN THOSE EXPRESSLY MADE IN THIS AGREEMENT. ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE, ARE HEREBY DISCLAIMED.

15.	TAX MATTERS
15.1    Certain Taxes and Fees. All transfer, documentary, sales, use, stamp, registration, excise and other similar Taxes (but excluding income Taxes), and any conveyance fees or recording charges incurred in connection with the Contemplated Transactions will be borne by Purchaser.
15.2    Tax Record Retention; Cooperation on Tax Matters. Each of Purchaser, Spectrum and their respective Affiliates will retain all Tax records relating to the Licensed Business or the Acquired Assets until the [***] after the expiration of the applicable statute of limitations (including any extensions thereof). Purchaser, Spectrum and their respective Affiliates will cooperate fully, as and to the extent reasonably requested by the other party, in connection with any Tax matters relating to the Licensed Business or the Acquired Assets (including by the provision of reasonably relevant records or information). The party requesting such cooperation will pay the reasonable out-of-pocket expenses of the other party.
15.3    Apportionment of Ad Valorem Taxes.
i.    All personal property taxes (tangible or intangible), and similar ad valorem obligations levied with respect to the Acquired Assets in the Licensed Territory for a taxable period that includes (but does not end on) the Closing Date (collectively, the “Apportioned Taxes”) will be apportioned between Spectrum and Purchaser (or, as appropriate, their respective Affiliates) based on the number of days of the taxable period ending on the Closing Date and the number of days in the full taxable period. Spectrum, or, as appropriate, its Affiliates, will be liable for the proportionate amount of Apportioned Taxes attributable to days before or on the Closing Date and Purchaser, or, as appropriate, its Affiliates, will be liable for the proportionate amount attributable to days after the Closing Date.
ii.    Apportioned Taxes will be timely paid, and all applicable filings, reports and returns will be filed as provided by applicable Legal Requirements. The paying party will be entitled to reimbursement from the non-paying party in accordance with the apportionment in Section 15.3(ii). Upon payment of Apportioned Taxes, the paying party will present a statement to the non-paying party setting forth the amount of the reimbursement to which the paying party is entitled hereunder together with such supporting evidence as is reasonably necessary to calculate the amount to be reimbursed. The non-paying party will reimburse the paying party no later than [***] calendar days after the presentation of the statement. Any payment not made within that time will bear interest from the payment due date until, but excluding, the date of the

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

payment at an annual rate equal to the Prime Rate as published in The Wall Street Journal, East Coast Edition, in effect from time to time during the applicable period. Such interest will be payable at the same time as the payment to which it relates and will be calculated daily on the basis of a year of 365 days without compounding.
15.4    Assignment of Agreement. The parties agree that if a party’s assignment of this Agreement or any of its rights, interests or obligations hereunder (or any other designation of another person to perform any payment obligation of the party) creates any additional Tax obligations or Tax Liabilities for the non-assigning party or its Affiliates (including any new or increased Tax withholding obligation by the assigning party or any of its Affiliates on payments made under this Agreement), the assigning party will reimburse the non-assigning party or its Affiliates for any such additional Tax obligations or Liabilities created by the assignment, and shall gross-up the non-assigning party or its Affiliate for additional Taxes resulting from reimbursements, until the non-assigning party or its Affiliates receives the amount it would have received absent the assignment. In the case of a new or increased Tax withholding obligation, the assigning party shall pay to the non-assigning party or its Affiliate the full amount of the payment that would have been due prior to the new or increased withholding obligation, and the assigning party shall nevertheless be responsible to withhold and pay the amount required by applicable Legal Requirements to the appropriate Governmental Authority. The reimbursement, gross-up and payment obligations pursuant to this Section 15.4 will be reduced by any Tax benefit actually realized by the non-assigning party or its Affiliates (whether in the year of payment or a future period) as a result of any payments made by the assigning party or its Affiliates pursuant to this Section 15.4.

16.	MISCELLANEOUS
16.1    Notices. All notices, requests, demands, claims and other communications required or permitted to be delivered, given or otherwise provided under this Agreement must be in writing and must be delivered, given or otherwise provided:
a.    by hand (in which case, it will be effective upon delivery);
b.    by facsimile (in which case, it will be effective upon receipt of confirmation of good transmission); or
c.    by overnight delivery by a nationally recognized courier service (in which case, it will be effective on the Business Day after being deposited with such courier service);
in each case, to the address (or facsimile number) listed below:

•	If to Purchaser, to it at:
Mundipharma International Corporation Limited
Mundipharma House, 14 Par-la-Ville Road
P.O. Box HM 2332, Hamilton HM JX
Bermuda

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

Attn: [***]
Fax: [***]
E-mail: [***]

•	with a copy to:
Chadbourne & Parke LLP
1301 Avenue of the Americas
New York, New York 10019
Attn: Stuart D. Baker
Fax: (212) 489-7130
E-mail: SBaker@chadbourne.com

•	If to Spectrum, to it at:
Spectrum Pharmaceuticals, Inc.
11500 South Eastern Ave. Suite 240
Henderson, NV 89052
Attn: Legal Department
Telephone number:    (702) 835-6300
Facsimile number:     (702) 260-7405
E-mail: legal@sppirx.com

•	with a copy to:
Stradling Yocca Carlson & Rauth
660, Newport Center Dr, Suite 1600
Newport Beach, CA 92660
Attn: Marc G. Alcser, Esq.
Telephone number:     (949) 725-4000
Facsimile number:     (949) 725-4100
E-mail: malcser@sycr.com
Each of the parties to this Agreement may specify different address or facsimile number by giving notice in accordance with this Section 16.1 to each of the other parties hereto.
16.2    Succession and Assignment. Subject to the subsections below, this Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, each of which such successors and permitted assigns will be deemed to be a party hereto for all purposes hereof.
i.    Purchaser may not assign, delegate or otherwise transfer either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of Spectrum.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

ii.    Notwithstanding subsection (a), Purchaser, upon providing Spectrum written notice, may, without the consent of Spectrum, (i) assign, license, or sublicense any or all of its rights and interests hereunder to one or more of its Affiliates and/or designate one or more of its Affiliates to be a purchaser of some or all of the Acquired Assets, an assumer of some or all of the Assumed Liabilities, or licensee or sublicensee of some or all of the Licensed IP; (ii) designate one or more of its Affiliates to perform its obligations hereunder, in each case, so long as the assigning, licensing, or sublicensing party is not relieved of any Liability hereunder and so long as any such Affiliate remains such party’s Affiliate; provided, however, that such Affiliate assignee(s), licensee(s), or sublicensee(s) provide the other parties with written acknowledgement of and agreement to the assigning, licensing, or sublicensing party’s obligations under the Agreement that were assigned, licensed, or sublicensed to it.
16.3    Amendments and Waivers. No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by each party hereto, or in the case of a waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation or default under or inaccuracy in any representation, warranty, agreement or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation, default of, or inaccuracy in, any such representation, warranty, agreement or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.
16.4    Entire Agreement. This Agreement, together with the other Ancillary Agreements and any documents, instruments and certificates explicitly referred to herein, constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, with respect thereto. The schedules hereto are an integral part of this Agreement and references to this Agreement shall be construed accordingly.
16.5    Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute but one and the same instrument. This Agreement will become effective when duly executed by each party hereto.
16.6    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. In the event that any provision hereof would, under applicable Legal Requirements, be invalid or unenforceable in any respect, each party hereto intends that such provision will be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent compatible with, and possible under, applicable Legal Requirements.
16.7    Headings. The headings contained in this Agreement are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

16.8    Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. The parties intend that each representation, warranty and covenant contained herein will have independent significance. If any party has breached or violated, or if there is an inaccuracy in, any representation, warranty, agreement or covenant contained herein in any respect, the fact that there exists another representation, warranty, agreement or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the party has not breached or violated, or in respect of which there is not an inaccuracy, will not detract from or mitigate the fact that the party has breached or violated, or there is an inaccuracy in, the first representation, warranty, agreement or covenant. Provisions in this Agreement relating to jurisdiction, venue, governing law or other aspects of dispute resolution that expressly refer to the negotiation or performance of this Agreement are not intended to alter the application of principles under New York law relating to the construction or interpretation of contracts. Except as otherwise expressly provided herein all references to “$” or “dollars” refer to the lawful money of the U.S.
16.9    Governing Law. Except as otherwise expressly provided for in this Agreement, this Agreement, the rights of the parties and all Actions arising in whole or in part under or in connection with this Agreement or the negotiation or performance hereof will be governed by and construed in accordance with the domestic substantive laws of the State of New York, without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.
16.10    Dispute Resolution.
i.    Prior to initiating arbitration, Purchaser and Spectrum will negotiate in good faith to resolve, pursuant to the procedures described in Section 16.10(ii), any dispute, controversy, difference or Action asserted by a Spectrum Indemnified Person against Purchaser or by a Purchaser Indemnified Person against Spectrum arising out of or related to this Agreement or the negotiation or performance hereof (a “Claim”), including any Claim for indemnification pursuant to Article 14 hereof, but excluding any Claim for indemnification between the parties governed by Section 14.4.5. Notwithstanding the foregoing, either party may apply to any court having jurisdiction pursuant to Section 16.12 without negotiating to resolve the Claim pursuant to Section 16.10(ii) with respect to any Action seeking preliminary or emergency injunctive relief in accordance with Section 16.11.11 or any Action seeking equitable relief to enforce Section 9.5 or as contemplated by Section 16.13.
ii.    Spectrum or Purchaser may give the other party written notice of a Claim not resolved in the normal course of business (“Notice of Dispute”). Within [***] Business Days after delivery of such Notice of Dispute, executives of Spectrum and Purchaser who have authority to settle the Claim shall agree to meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

satisfactory to such parties. If the Claim has not been resolved within [***] days of the first meeting of such executives (or, if the parties are unable to mutually agree upon an acceptable time and place to meet, within [***] days of the disputing party’s Notice of Dispute), Purchaser or Spectrum may, by notice to the other party (“Dispute Escalation Notice”), refer the Claim to the respective officers of the parties designated below.
For Spectrum: Chief Executive Officer
For Purchaser: Regional Director of Purchaser’s Affiliate within the Licensed Territory
Such officers shall negotiate in good faith to resolve the Claim in a manner satisfactory to Purchaser and Spectrum within [***] days of the Dispute Escalation Notice. In the event the Claim is not resolved within such [***] day period, either party may initiate arbitration pursuant to Section 16.11.
16.11    Arbitration.
i.    Subject to Sections 16.10(i) and 16.10(ii), any Claim required pursuant to Section 16.10(i) to be negotiated pursuant to Section 16.10(ii), or any other claim or dispute that the parties agree in writing to arbitrate, shall be settled by arbitration administered by the American Arbitration Association in accordance with the then current Commercial Rules of the American Arbitration Association including the Procedures for Large, Complex Commercial Disputes (including the Optional Rules for Emergency Measures of Protection) (“AAA Rules”), except that any such arbitration must be conducted in accordance with the remainder of this Section 16.11. Except as expressly limited by Section 16.11.7, the arbitrators shall have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter.
16.11.2    Number and Selection of Arbitrators. The number of arbitrators shall be three (3), who shall be selected as follows: each of Spectrum, on the one hand, and Purchaser on the other hand, shall choose one (1) arbitrator within [***] Business Days of either initiating or receiving notice of an arbitration (as the case may be), and those party-appointed arbitrators shall unanimously select one (1) chairman arbitrator within [***] Business Days of the appointment of the last party-appointed arbitrator, who shall be a lawyer admitted to practice for at least fifteen (15) years, and who is experienced with disputes in asset purchase agreements and Intellectual Property licenses in the pharmaceutical field transactions (“Qualifications”). If the party-appointed arbitrators are unable to agree upon the selection of the third arbitrator within ten (10) Business Days of the appointment of the last party appointed arbitrator, such chairman arbitrator shall be selected by the AAA within [***] Business Days and shall have Qualifications.
16.11.3    Place and Language of Arbitration. The place of arbitration shall be New York, New York, at a suitable venue to be agreed by the parties and arbitrators within [***] Business Days of the appointment of the chairman arbitrator. The proceedings shall be conducted in the English language.

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

16.11.4    Binding Decision. The decision and award of the arbitral tribunal shall be made by majority decision and shall be final, nonappealable and binding on the parties hereto and their successors and assigns. The arbitral award shall be accompanied by a reasoned opinion.
16.11.5    Allocation of Costs. The decision and award of the arbitral tribunal shall include a decision regarding the allocation of costs relating to any such arbitration. For purposes of this subsection, “costs” shall include reasonable attorneys’ fees and reasonable experts’ fees actually incurred with respect to the arbitration proceeding.
16.11.6    Interest. The arbitral award may include both pre-and post-award interest, at a rate to be determined by the arbitral tribunal.
16.11.7    Limitation of Damages. The arbitral tribunal shall be empowered to award damages only to the extent of actual damages suffered, and only to the extent consistent with Section 14.7.
16.11.8    Period for Arbitration.
(a)    The arbitration shall be completed no later than [***] after the selection of the chairman arbitrator, unless the chairman arbitrator determines, at the request of any party or on his or her own initiative, that such time period should be extended, in which case such time period may not be extended beyond an additional [***] months.
(b)    Notwithstanding any provision of the AAA Rules: (i) each of Purchaser and Bayer shall be permitted to serve up to [***] interrogatories, and to take at least [***] depositions of the other party, in addition to exchange of documents, exhibits and information as provided for in the AAA Rules, on dates and locations to be mutually agreed upon (or, failing such agreement, as the chairman arbitrator shall select after hearing from the parties); (ii) any documents not in English that are produced by a party shall be accompanied by a translation into English, which translation shall not be binding upon the other party or the arbitrators; (iii) each of Purchaser and Bayer covenant and agree that it shall produce documents, information, and deposition and hearing witnesses, as required by this Section 16.11.8 and as otherwise required by the AAA Rules; and (iv) subpoenas to non-parties, for production of documents and/or for testimony, shall be issued at the request of a party, up to [***] subpoenas per party. The parties will make their respective employees, and will use commercially reasonable efforts to make their former employees, available for depositions and hearing testimony as requested by the other parties.
16.11.9    Enforcement of Judgment. Judgment on the arbitral award may be entered in any court having jurisdiction thereof.
16.11.10    Confidentiality. Except as required by Legal Requirements or as required for recognition and enforcement of the arbitral decision and award, neither a party nor an arbitrator may disclose the existence, content or results of any arbitration hereunder without the prior written consent of the parties. Any documents submitted to the arbitrators shall be kept

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

confidential and shall not be disclosed, except that any such documents may be disclosed in connection with any Action to collect the award, or if any such documents are discoverable or admissible in any Action in court contemplated by this Agreement.
16.11.11    Enforcement; Interim Measures; Equitable Relief. Notwithstanding the provisions of Section 16.11, each party may apply to any court having jurisdiction pursuant to Section 16.12.1 (a) to enforce the arbitration provisions of this Agreement, (b) to seek provisional injunctive relief so as to maintain the status quo (including maintaining the confidentiality of any arbitration proceedings and non-public information) until the final arbitration award is rendered and is finally judicially confirmed if challenged judicially, or the dispute is otherwise resolved, or (c) to seek equitable relief to enforce Section 9.5 or as contemplated by Section 16.13.
16.12    Jurisdiction; Venue; Service of Process.
16.12.1    Jurisdiction. Subject to the provisions of Sections 14.4.5, 16.10(i), 16.11 and 16.13, each party to this Agreement, by its execution hereof, unless otherwise prohibited by applicable Legal Requirements (a) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of New York in the Borough of Manhattan and to the United States District Court for the Southern District of New York for the purpose of any Action between the parties arising in whole or in part under or in connection with this Agreement or the negotiation or performance hereof, (b) hereby waives and agrees not to assert, by way of motion, as a defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such Action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any court other than one of the above-named courts, or that this Agreement or the subject matter hereof may not be enforced in or by such court and (c) to the extent that an Action can be commenced in a court and not an arbitration, agrees not to commence any such Action in any court other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any Action in a court other than the above-named courts (i) for the purpose of enforcing an order or judgment issued by one of the above-named courts and (ii) for the purposes of asserting a cross-claim, counterclaim, third party action or similar forms of action for indemnification under this Agreement in any Action commenced by the other parties (subject to this Section 16.12.1), by any third party, or by any Governmental Authority.
16.12.2    Venue. Each party waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.
16.12.3    Service of Process. Each party hereby (a) consents to service of process in and commencement of any arbitration as permitted under the AAA Rules; (b) consents to service of process in any Action between the parties arising in whole or in part under or in connection with this Agreement in any manner permitted by New York law, (c) agrees that service of process made in accordance with clause (a) or (b) or made pursuant to Section 16.1, will constitute good and valid service of process in any Action and (d) waives and agrees not to

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

assert (by way of motion, as a defense, or otherwise) in any Action any claim that service of process made in accordance with clause (a), (b) or (c) does not constitute good and valid service of process.
16.13    Specific Performance. Each of the parties acknowledges and agrees that the other parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached or violated. Accordingly, each of the parties agrees that, without posting a bond or other undertaking, the other parties may seek an injunction or injunctions to prevent breaches or violations of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any Action instituted in any court specified in Section 16.12.1 or in an arbitration proceeding pursuant to Section 16.11. An Action for specific performance as provided herein shall not preclude a party from pursuing any other remedy to which such party may be entitled, at law or in equity, in accordance with the terms of this Agreement. Each party further agrees that, in the event of any Action for specific performance in respect of such breach or violation, it will not assert that the defense that a remedy at law would be adequate provided, however, each party also agrees that any party can assert any other defense it may have other than the defense of adequate remedy at law. The provisions of this Section 16.13 shall not apply to any Action based upon any Section of this Agreement where the remedy sought is the payment of money.
16.14    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE NEGOTIATION OR PERFORMANCE HEREOF OR ANY OF THE CONTEMPLATED TRANSACTIONS, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS AGREEMENT OR ANY OF THE CONTEMPLATED TRANSACTIONS AND THAT ANY SUCH TRIAL WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.
16.15    Certain Rules of Construction. Except as otherwise explicitly specified to the contrary, (a) references to a Section, Exhibit or Schedule means a Section of, or Schedule or Exhibit to, this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulation, in each case as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) references to a

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

particular Person include such Person’s successors and assigns to the extent not prohibited by this Agreement and (f) the words “shall” and “will” will have the same meaning.
16.16    Third Party Beneficiaries. Except as specifically provided herein, all rights, benefits and remedies under this Agreement are solely intended for the benefit of Purchaser and Spectrum, and no third party shall have any rights whatsoever to (i) enforce any obligation contained in this Agreement; (ii) seek a benefit or remedy for any breach of this Agreement; or (iii) take any other action relating to this Agreement under any legal theory, including actions in contract, tort (including negligence, gross negligence and strict liability), or as a defense, setoff or counterclaim to any action or claim brought or made by the parties.
[Remainder of Page is Intentionally Blank.]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

IN WITNESS WHEREOF, the undersigned have executed and delivered this Agreement as of the date first above written.

MUNDIPHARMA INTERNATIONAL CORPORATION LIMITED
By:	/s/ Douglas Docherty
Name: Douglas Docherty
Title: General Manager

SPECTRUM PHARMACEUTICALS CAYMAN, L.P.
By:	Spectrum Pharmaceuticals International Holdings, LLC Its: General Partner
By: Spectrum Pharmaceuticals, Inc. Its: Managing Member
By: /s/ Kurt A. Gustafson Name: Kurt A. Gustafson Title: Chief Financial Officer

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[Signature Page to License and Asset Purchase Agreement]

[***]

Schedule 1A
Spectrum’s Knowledge

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 1B
Business Domain Names

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 1C
Business-Specific Licensed Patents

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 1D
Business-Specific Licensed Trademarks

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 1E
Shared Licensed Patents

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 3.1(c)
Transferred Contracts

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 3.2(f)
Excluded Rights, Claims, Etc.

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 3.3(d)
Assumed Volume Credits and Obligations

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 3.6
Consents

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 4.1
Purchase Price

U.S. $15 Million

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 4.4.2
Exchange Rate

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 6.2.1
Bank Accounts

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.3
Authorization of Governmental Authorities (Spectrum)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.4
Noncontravention (Spectrum)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.8
Financial Information

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.9.1
Absence of Certain Developments

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.10
Assets

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.1
Business Domain Names

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.2
Licensed IP

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.6
Validity and Enforcement

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.8
Orders

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.11
Infringement and Misappropriation

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.12
Royalties

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.14.13
Litigation

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.15.2
Permits

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.15.3
Regulatory and Related Matters

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.16
Clinical Investigations

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.17
Regulatory Filings

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.18
Safety and Efficacy

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.19
Material Transferred Contracts

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.22
Litigation; Governmental Orders

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.26.3
Audits, Examinations or Legal Proceedings

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.26.5
Tax Encumbrances

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 7.27
Liabilities

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 8.3
Authorization of Governmental Authorities (Purchaser)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 8.4
Noncontravention (Purchaser)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 9.11
Joint Contracts

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 11.7
Consents

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 14.3A
Time for Claims (Spectrum)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.

[***]

Schedule 14.3B
Time for Claims (Purchaser)

[***]

[***]: CONFIDENTIAL PORTIONS OMITTED AND FILED SEPARATELY WITH THE COMMISSION.